Exhibit 10.03

390 Greenwich Street
New York, NY 10013

September 25, 2017

Ducera Securities LLC
499 Park Avenue, 16th Floor
New York, NY 10022
Michael Kramer / Agnes Tang
ProjectRubicon@ducerasecurities.com

Michael and Agnes,

Thank you for inviting us to bid for the SCE&G and Santee Cooper claims. We are pleased to confirm the following transaction, subject only to Sellers' board approvals as described below:

Trade Date: September 25, 2017.

Buyer: Citibank, N.A.

Sellers: South Carolina Electric and Gas Company ("SCE&G"), and the South Carolina Public Service Authority ("Santee Cooper"), in accordance with their respective Pro Rata Share.

Pro Rata Share: SCE&G: 55%; Santee Cooper: 45%.

Purchased Rights: As described in the enclosed Assignment and Purchase Agreement.

Purchase Price: **$1,847,075,400.00**.

Purchase Rate: **91.5300%**.

Purchased Amount: $2,018,000,000.00 ($2,168,000,000 minus $150,000,000).

Form of Transaction: Assignment. A single transaction on the terms described in the enclosed Assignment and Purchase Agreement, with a single counterparty (Citibank, N.A.), at closing. Immediately after closing, all of Citibank, N.A.'s rights and obligations under the Assignment and Purchase Agreement will be fully assigned to Citigroup Financial Products Inc., which will be your counterparty post-closing. Notwithstanding anything in the contrary in the Assignment and Purchase Agreement, for purposes of the Bankruptcy Proceedings, the Transfer of Claim Forms (as defined in the Assignment and Purchase Agreement) will be executed by Sellers and Citigroup Financial Products Inc.

Other Terms of Trade / Transaction Agreements: As described in the enclosed Assignment and Purchase Agreement.

Conditions to Closing: As described in the enclosed Assignment and Purchase Agreement.

Expiration: Unless prior to such time Sellers have confirmed to Buyer in writing that each Seller has obtained all requisite board approvals necessary to consummate this transaction, this trade confirmation and all obligations with regard to this transaction will expire at **7:00 PM EST on September 27, 2017** and will be of no further force and effect.

Other specific questions in bid process letter:

Minimum and Maximum Interest: We are bidding for all of the interests in the rights and claims described in the enclosed Assignment and Purchase Agreement. We are not bidding for any partial interest in these rights and claims.

Financing Requirements & Specific Funding Sources: This bid is not contingent on any financing. The most recent Call Report for Citibank, N.A. may be found here: http://www.citigroup.com/citi/investor/data/call170630cb.pdf?ieNocache=330.

390 Greenwich Street
New York, NY 10013

Sources: Cash from Citibank, N.A.

Uses: Purchase of the interests in the rights and claims as described in the Assignment and Purchase Agreement.

Due Diligence: We acknowledge that we have completed all diligence we have identified as necessary subject to the customary closing conditions.

Approvals: We have approvals internally to transact at our bid price and to proceed to closing expeditiously.

Advisors: Our legal counsel is Paul, Weiss, Rifkind, Wharton & Garrison. They have been retained.

390 Greenwich Street
New York, NY 10013

citi

Please confirm your acceptance of the foregoing by countersigning this Trade Confirmation and returning a fully executed copy to us.

SELLERS

SOUTH CAROLINA ELECTRIC AND GAS COMPANY

By: ______________________________
Name:
Title:

SOUTH CAROLINA PUBLIC SERVICE AUTHORITY

By: ______________________________
Name: S. D. Arnfield
Title: SVP + CFO

BUYER

CITIBANK, N.A.

DocuSigned by:
By: ______________________________
9774337BBF7045A...
Name:
Title: Michael Eliason - Attorney in Fact

390 Greenwich Street
New York, NY 10013

citi

Please confirm your acceptance of the foregoing by countersigning this Trade Confirmation and returning a fully executed copy to us.

SELLERS

SOUTH CAROLINA ELECTRIC AND GAS COMPANY

By: [signature]
Name: KEVIN B. MARSH
Title: CEO

SOUTH CAROLINA PUBLIC SERVICE AUTHORITY

By: ______________________
Name:
Title:

BUYER

CITIBANK, N.A.

DocuSigned by:
By: [signature] 9774337BBF7045A...
Name:
Title: Michael Eliason - Attorney in Fact

Highly Confidential
Reed Smith Draft – September 25, 2017

ASSIGNMENT AND PURCHASE AGREEMENT

by and among
SOUTH CAROLINA ELECTRIC & GAS COMPANY,
THE SOUTH CAROLINA PUBLIC SERVICE AUTHORITY,
as Owners
and
CITIBANK, N.A.,
as Buyer

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EXHIBITS & SCHEDULES

Exhibit A Settlement Agreement
Exhibit B-1 Disclosure Schedule
Exhibit B-2 Disclosure Schedule
Exhibit C Notice of Transfer of Claim Pursuant to Rule 3001(e)
Schedule 1 Purchase Price Terms
Schedule 2 Wire Instructions

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ASSIGNMENT AND PURCHASE AGREEMENT

THIS ASSIGNMENT AND PURCHASE AGREEMENT (this “Agreement”) made as of
September 27, 2017 (the “Closing Date”) by and among South Carolina Electric and Gas Company, a
South Carolina corporation (“SCE&G”) and the South Carolina Public Service Authority, a body corporate and politic created by the Laws of South Carolina (“Santee Cooper” and, together with
SCE&G, “Owners”), and Citibank, N.A., a National Banking Association organized and existing under the laws of the United States of America (“Buyer”).

RECITALS

A. Owners and Westinghouse Electric Company LLC, a Delaware limited liability company (“WEC”) are parties to that certain Engineering, Procurement and Construction Agreement, dated May 23, 2008, by and among SCE&G, acting for itself and as agent for Santee Cooper, WEC and the other parties thereto, as amended (the “EPC Agreement”);

B. Toshiba Corporation (“Toshiba”) has guaranteed certain obligations of WEC under the EPC Agreement pursuant to the terms of the Toshiba Guaranty;

C. WEC has filed for protection under chapter 11 of the Bankruptcy Code;

D. In respect of Toshiba’s guaranty obligations under the Toshiba Guaranty and to set forth agreements with respect to certain other related matters, Owners and Toshiba entered into that certain Settlement Agreement, dated as of July 27, 2017, by and among Toshiba and Owners, attached hereto as Exhibit A (the “Settlement Agreement”), and pursuant to the Settlement Agreement, Toshiba owes certain payments to the Owners as more particularly described therein;

E. Owners have filed the Claims in Bankruptcy Court; and

F. Owners wish to sell and assign their rights to receive payment from Toshiba arising under the Settlement Agreement and certain of their rights, duties and obligations arising under the
WEC Rights, and Buyer, having conducted its own due diligence review of the Toshiba Payment
Obligation and the WEC Rights (together, the “Interest”), wishes to purchase the Interest, subject to the terms and conditions more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, and intending to be legally bound, Owners and Buyer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that (a) owns or controls, directly or indirectly, such Person, (b) is owned or controlled by such Person, or (c) is under common control with such Person, where “control” means the power to unilaterally direct the management or policies of, or unilaterally prevent any actions by, such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, that in no event shall an Owner (or any of its subsidiaries) be deemed to be an Affiliate of another Owner (or any of its subsidiaries); provided, further, that in no event shall Buyer be deemed to be an Affiliate of any Owner (or any of its subsidiaries).

“Agreement” has the meaning set forth in the preamble.

“Anti-Money Laundering Laws” means any Laws relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA PATRIOT Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transaction Regulations, 31 C.F.R. Part 103; and any similar Laws currently in force or hereafter enacted.

“Assumed Obligations” has the meaning set forth in Section 2.5.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof.

“Bankruptcy Court” has the meaning set forth in Section 2.3(a)(i).

“Bankruptcy Rules” has the meaning set forth in Section 5.1(k).

“Beneficial Rights” has the meaning set forth in Section 6.7(d).

“Business Day” means any day, other than a Saturday, a Sunday, a federal holiday or any day on which banking institutions in New York City are not generally open for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Documents” has the meaning set forth in Section 3.3.

“Buyer Indemnified Persons” has the meaning set forth in Section 7.2.

“Buyer Releasing Parties” has the meaning set forth in Section 6.5(a).

“Claim Documents” has the meaning set forth in Section 2.3(a)(iv).

“Claim Dispute” has the meaning set forth in Section 6.3.

“Claims” has the meaning set forth in Section 2.3(a)(i).
“Closing” means delivery of the Closing Documents, payment of the Purchase Price and sale and purchase of the Interest in accordance with this Agreement.

“Closing Date” has the meaning set forth in the preamble.

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“Closing Documents” means all documents that are required to be delivered by Owners and/or Buyer at the Closing in accordance with this Agreement.

“Confidential Information” means any and all confidential, proprietary or non-public information relating to the Interest, including (i) discussions, disclosures, investigations or negotiations that take place between the parties in relation to the transactions contemplated hereby, (ii) technical data and/or technical interpretations, and (iii) business and financial data, and other commercial information of any Owner.
“Deal Communications” has the meaning set forth in Section 8.19.

“Disclosure Schedule” means those certain disclosures set forth on Exhibit B-1 and Exhibit B-2.

“Distribution Order” has the meaning set forth in Section 2.3(a)(ii).

“Distribution Order Notice Letter” means a letter to WEC Debtors, Toshiba and each of its Affiliates that are party to the Distribution Order, in a form reasonably satisfactory to Buyer, pursuant to which Toshiba and such Affiliates will be notified of the assignment of the Distribution Order, and will be directed to make any payments owed to Owners pursuant to the terms thereof as directed by Buyer.

“Draw Demand” has the meaning set forth in the Settlement Agreement.

“EPC Agreement” has the meaning set forth in the recitals.

“ERISA” has the meaning set forth in Section 5.1(n).

“Excluded Documents” means (a) attorney/client correspondence, (b) attorney work product, (c) confidential or privileged information, (d) internal or informal valuations and opinions regarding the Interest, (e) internal analyses and memoranda, (f) regulatory reports and internal assessments of valuation of the Interest, (g) legal conclusions of non-lawyers or summaries prepared by non-lawyers related to legal conclusions reached or expressed by lawyers, (h) communications between Owners and any prospective purchaser of the Interest (other than Buyer) or their legal counsel, advisors or agents, (i) non-public information relating to Toshiba, any WEC Debtor or any Affiliate or related entity thereof, whether learned by any Owner or any advisor, agent or representative of any Owner, in whatever capacity, including as a result of SCE&G’s membership on the UCC, (j) other non-public information, the disclosure of which, in Owners’ good faith and reasonable discretion and opinion of legal counsel, would be in violation of any legal requirement or existing agreements applicable to or binding upon Owners, and (k) any other agreements, documentation and materials that pertain to all or a portion of the Interest that have been deemed legally privileged.

“First Installment” has the meaning set forth in Section 2.4(b).

“Government List” means (a) the OFAC SDN List, (b) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Owners notified Buyer, in writing is now included in “Government Lists” or (c) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Owners notified Buyer in writing is now included in “Government Lists”.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Indemnified Persons” has the meaning set forth in Section 7.2.

“Interest” has the meaning set forth in the recitals.

“Interim Assessment Agreement” means that certain Interim Assessment Agreement, dated March 28, 2017, by and among Owners, WEC and WECTEC, as amended.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Letters of Credit” has the meaning set forth in the Settlement Agreement.

“Mechanics’ Liens” has the meaning set forth in the Settlement Agreement.

“Notice” means any and all acceptances, approvals, consents, demands, notices, requests and other communications required or permitted to be given under this Agreement.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” means any Laws relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“Owner Released Parties” has the meaning set forth in Section 6.5(a).

“Owner’s Knowledge” means: (a) with respect to SCE&G, the actual knowledge of Jimmy Addison, Executive Vice President and Chief Financial Officer of SCANA Corporation; and (b) with respect to Santee Cooper, the actual knowledge of Jeffrey D. Armfield, Senior Vice President and Chief Financial Officer.
“Owners” has the meaning set forth in the preamble.

“Owners Closing Documents” has the meaning set forth in Section 3.4.

“Owners Counsel” has the meaning set forth in Section 8.19.

“Patriot Act Offense” means any violation of the criminal Laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) any criminal Law against terrorism

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or (b) any Anti-Money Laundering Law. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Payment Obligation Suspension Notice” has the meaning set forth in the Settlement Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

“Privileged Deal Communications” has the meaning set forth in Section 8.19.

“Pro Rata Share” means, with respect to SCE&G, fifty-five percent (55%), and with respect to Santee Cooper, forty-five percent (45%).

“Proofs of Claim” has the meaning set forth in Section 5.1(f).

“Public Stock Ownership” has the meaning set forth in Section 4.1(d).

“Purchase Price” has the meaning set forth in Section 3.2(a).

“Retained Rights” has the meaning set forth in Section 2.4.

“Santee Cooper” has the meaning set forth in the preamble.

“Satisfied Mechanics’ Liens Amount” has the meaning set forth in the Settlement Agreement.

“SCE&G” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Agreement” has the meaning set forth in the recitals.

“Summer Facility” has the meaning set forth in the Settlement Agreement.

“Toshiba” has the meaning set forth in the recitals.

“Toshiba Affiliate Amounts” has the meaning set forth in the Settlement Agreement.

“Toshiba Amount” has the meaning set forth in Section 2.2(a)(i).

“Toshiba Guaranty” means that certain Toshiba Corporation Guaranty, dated and effective as of May 23, 2008 and restated in October 2015, and made and entered into by Toshiba in favor of SCE&G, acting for itself and as agent for Santee Cooper, as amended from time to time.

“Toshiba Notice Letter” means a letter to Toshiba, in a form reasonably satisfactory to Buyer, pursuant to which Toshiba will be notified of the assignment of the Toshiba Payment Obligation by Owners to Buyer, and will be directed to make any such payments as directed by Buyer.

“Toshiba Payment Obligation” has the meaning set forth in Section 2.2(a).

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“Transfer of Claims Forms” means a Form 2100A under the Bankruptcy Rules (Transfer of Claim other than for Security) evidencing the transfer of each of the (a) WEC Claim, and (b) WECTEC Claim.

“UCC” has the meaning set forth in Section 2.4(l).

“WEC” has the meaning set forth in the recitals.

“WEC Claim” has the meaning set forth in Section 2.3(a)(i).

“WEC Debtors” has the meaning set forth in the Settlement Agreement.

“WEC Proceedings” has the meaning set forth in Section 2.3(a)(i).

“WEC Rights” has the meaning set forth in Section 2.3(a).

“WECTEC” has the meaning set forth in Section 2.3(a)(i).

“WECTEC Claim” has the meaning set forth in Section 2.3(a)(i).

ARTICLE II
SALE AND PURCHASE OF THE INTEREST
Section 2.1    Agreement to Sell and Purchase of the Interest.
(a)     Owners agree to sell, assign, transfer and convey all of Owners’ respective rights, title and interest in and to the Interest, and Buyer agrees to purchase such rights, title and interest in and to the Interest and to assume the Assumed Obligations, in accordance with and subject to the terms and conditions of this Agreement.
(b)     From and after the Closing Date, Buyer shall be deemed to be the owner of the Interest and shall be entitled to identify itself as the owner of the Interest on the records of each of Toshiba, the WEC Debtors and their respective Affiliates and the Bankruptcy Court, as applicable; provided, that nothing in this Agreement does or shall be deemed to restrict the rights of Owners to take any action in furtherance of any of Owners’ rights under the Retained Rights.
Section 2.2     Toshiba Payment Obligation.
(a)     As used herein, the “Toshiba Payment Obligation” means, other than the Retained Rights:
(i)     any and all rights (but not obligations) of the Owners related to the Owners’ right to receive payment of $2,168,000,000 (the “Toshiba Amount”) from Toshiba, subject to (1) the terms set forth herein, (2) the payment schedule set forth in Schedule 2.2 of the Settlement Agreement (and for the avoidance of doubt, any prepayment by Toshiba in accordance with Section 2.3 of the Settlement Agreement), and (3) the related terms set forth in the Settlement Agreement, including all applicable offsets, reductions and credits thereof; and
(ii)     any and all rights of Owners arising under the Settlement Agreement.

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Section 2.3     WEC Rights.
(a)     As used herein, the “WEC Rights” means, other than the Retained Rights, all rights, title and interest in and to the following:
(i)     the claim, designated as proof of claim number 2440 (the “WEC Claim”) asserted against WEC, and the claim, designated as proof of claim number 2444 (the “WECTEC Claim”, together with the WEC Claim, the “Claims”) asserted against WECTEC Global Project Services Inc., a Louisiana corporation (“WECTEC”), in the Chapter 11 bankruptcy case pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) as In re Westinghouse Electric Company LLC, et al., Chapter 11 Case No. 17-10751-MEW (Jointly Administered) (the “WEC Proceedings”); and
(ii)     that certain Order Regarding Distributions in respect of Claims and Interests of Toshiba Corporation and Affiliates, entered in the WEC Proceedings on July 20, 2017 in the Bankruptcy Court (the “Distribution Order”);
(iii)     any and all proofs of claim filed or to be filed in the WEC Proceedings in respect of the Claims, including any proof of claim identified herein and any supplements, modifications or amendments thereto;
(iv)     the enforcement of all monetary rights arising under all agreements (including the EPC Agreement and the Toshiba Guaranty), instruments, invoices, proofs of claim (including the Proofs of Claim), purchase orders, proofs of delivery, correspondences between Owners and any WEC Debtor with respect to the EPC Agreement, and all other documents evidencing, creating, relating or referred to in, the Claims, but, in each case, only to the extent necessary for the purpose of prosecuting or enforcing the Claims, and other than the Excluded Documents (collectively, the “Claim Documents”);
(v)     all interests, fees, payments, proceeds and any other distributions in any form whatsoever made or to be made on account or in respect of the Claims or distributions issued in satisfaction of the Claims;
(vi)     all other claims, including “claims” as defined in Section 101(5) of the Bankruptcy Code, suits, causes of action, any other right of any Owner or any of their Affiliates, whether known or unknown, against any WEC Debtor, any of their respective Affiliates, any guarantor or any other third party relating to arising from or in connection with the Claims or the Claim Documents, together with all voting and other rights, property and benefits which may be paid, refunded or reclaimed with respect to the Claims; and
(vii)     all rights to receive any payment, including principal, interest, fees, expenses, indemnities, damages, penalties, proceeds and other amounts, or distribution in respect of, or in connection with, any of the foregoing.
Section 2.4     Retained Rights. Notwithstanding the foregoing, the WEC Rights do not include, and Owners shall retain, all rights, title and interest in and to the following (collectively, the “Retained Rights”):
(a)     the Excluded Documents;

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(b)     a beneficial interest in the first payment owed by Toshiba pursuant to the Settlement Agreement, the amount of which is $150,000,000 (the “First Installment”), which Buyer will remit to Owners in accordance with Section 6.1(a);
(c)     the Letters of Credit and the right to be named as beneficiary under the Letters of Credit; provided, that the Letters of Credit will be administered by Owners in accordance with Section 6.1(b);
(d)     the right to contest, settle, pay, control or otherwise administer the Toshiba Affiliate Amounts; provided, that the Toshiba Affiliate Amounts will be administered by Owners in accordance with Section 6.1(c);
(e)     the right to contest, settle, pay, control or otherwise administer the Mechanics’ Liens; provided, that the Mechanics’ Liens will be administered by Owners in accordance with Section 6.1(d);
(f)     the EPC Agreement, except to the extent necessary for the purpose of prosecuting or enforcing the Claims;
(g)     the Toshiba Guaranty, except to the extent necessary for the purpose of enforcing the Toshiba Payment Obligation;
(h)     the Summer Facility;
(i)     the Interim Assessment Agreement;
(j)     the right of each Owner, on behalf of themselves and the other Owner Released Parties, to be released by the Toshiba Releasing Parties (as defined in the Settlement Agreement) pursuant to Section 5.7(b) of the Settlement Agreement;
(k)     the right of each Owner to enforce any breach by Toshiba of Section 4.2 or Section 4.3 of the Settlement Agreement;
(l)     SCE&G’s membership on the Unsecured Creditors Committee under the WEC Proceedings (the “UCC”), which SCE&G shall resign at Closing; and
(m)     any other agreements, instruments, invoices, purchase orders, proofs of delivery, correspondences, and all other documents (whether now or hereafter arising) to the extent not necessary for the purpose of prosecuting or enforcing any part of the Interest.
Section 2.5     Assumed Obligations. In connection with the WEC Rights, Buyer shall assume only the following obligations of Owners (collectively, the “Assumed Obligations”):
(a)     Owners’ obligations to Toshiba under Section 3.2(c) of the Settlement Agreement, as specifically set forth in Section 6.1(e) of this Agreement; and
(b)     Owners’ obligations to Toshiba under Section 5.6 of the Settlement Agreement, as specifically set forth in Section 6.1(f) of this Agreement.

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Except as expressly set forth in this Section 2.5, Buyer shall not assume, and shall have no liability whatsoever to Toshiba or the WEC Debtors or any other person in connection with, any of either Owner’s obligations under the EPC Agreement, the Toshiba Guaranty, the Interim Assessment Agreement, the Settlement Agreement, the Distribution Order, or any documents or relationships directly or indirectly underlying the foregoing.
ARTICLE III
THE CLOSING
Section 3.1     Time and Location of the Closing; Transfer of Interest. The Closing shall occur at 10:00 A.M. (New York City time) on the Closing Date. The Closing will take place at Owners’ attorney’s offices at Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania or at such other time or location as Owners and Buyer may agree. Upon the satisfaction of the conditions set forth in Section 3.5, Owners irrevocably sell, transfer, assign, grant and convey the Interest to Buyer, and Buyer irrevocably assumes the Assumed Obligations, with effect from and after the Closing Date
Section 3.2     Payment of Purchase Price.
(a)     The consideration paid by Buyer to Owners is the product of the Purchase Rate multiplied by the Purchased Amount (each as specified in the purchase price terms contained in Schedule 1 hereto) (the “Purchase Price”).
(b)     Upon the satisfaction of the conditions set forth in Section 3.5, the Purchase Price shall be paid by Buyer to Owners on the Closing Date by delivery of such amount to Owners by wire transfer of immediately available funds to the accounts specified on Schedule 2 in accordance with each Owner’s Pro Rata Share.
Section 3.3     Buyer’s Closing Documents. Buyer will deliver the following documents (collectively, the “Buyer Closing Documents”) to Owners on or prior to the Closing Date:
(a)     the Toshiba Notice Letter, executed by Buyer;
(b)     the Distribution Order Notice Letter, executed by Buyer;
(c)     a completed and executed IRS Form W-9 or W-8, as applicable; and
(d)     such other instruments as may reasonably be requested by Owners to effect the transactions contemplated hereby.
Section 3.4 Owners’ Closing Documents. Owners will deliver the following documents (collectively, the “Owners Closing Documents”) to Buyer on or prior to the Closing Date:
(a)     a certificate of each Owner, executed by a duly authorized officer of such Owner in such capacity and not in an individual capacity, certifying as to resolutions or written consent duly adopted by the board of directors (or equivalent thereof) of such Owner authorizing the execution and delivery of this Agreement and the performance by such Owner of the transactions contemplated hereby;
(b)     the Toshiba Notice Letter, executed by Owners;

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(c)     the Distribution Order Notice Letter, executed by Owners;
(d)     a completed and executed IRS Form W-9 or W-8, as applicable;
(e)     the Transfer of Claims Forms substantially in the form attached hereto as Exhibit C, duly executed by Owners; and
(f)     such other instruments as may reasonably be requested by Buyer to effect the transactions contemplated hereby.
Section 3.5     Conditions to Closing.
(a)     Buyer’s obligations to pay the Purchase Price to the Owners and to purchase the Interest hereunder is conditioned on the occurrence of each of the following conditions precedent:
(i)     Owners shall have delivered the Owners Closing Documents to Buyer;
(ii)     Owners’ representations and warranties in this Agreement shall be true and correct as of the Closing Date; and
(iii)     Owners shall have complied with all covenants, agreements and conditions required to be performed, observed or complied with by Owners as of or prior to the Closing Date pursuant to this Agreement.
If any of the foregoing conditions are not satisfied, Buyer may elect, at its sole option and in its sole and absolute discretion, to waive non-compliance in whole or in part with respect to such condition.
(b)     Owners’ obligation to sell the Interest hereunder is conditioned on the occurrence of each of the following conditions precedent:
(i)     Buyer shall have delivered the Purchase Price;
(ii)     Buyer shall have delivered the Buyer Closing Documents to Owners;
(iii)     Buyer’s representations and warranties in this Agreement shall be true and correct as of the Closing Date; and
(iv)     Buyer shall have complied with all covenants, agreements and conditions required to be performed, observed or complied with by Buyer as of or prior to the Closing pursuant to this Agreement.
If any of the foregoing conditions are not satisfied, Owners may elect, at their sole option and in their sole and absolute discretion, to waive non-compliance in whole or in part with respect to such condition.

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ARTICLE IV
BUYER’S REPRESENTATIONS AND WARRANTIES
Without implication that Buyer’s acquisition of the Interest constitutes a purchase of securities within the meaning of federal or state securities Laws, Buyer hereby represents and warrants to Owners as of the Closing Date that:

Section 4.1     Organization; Qualification; Authority and Non-contravention; Brokers; Ownership.
(a)    Buyer is a National Banking Association duly organized, validly existing and in good standing under the Laws of the United States of America. Buyer has all necessary approvals, whether governmental or otherwise, and full right, power and authority, to (i) execute and deliver this Agreement and the Buyer Closing Documents and (ii) perform its obligations under this Agreement and the Buyer Closing Documents and consummate the Closing in accordance with this Agreement.

(b)    Buyer’s execution and delivery of this Agreement and the Buyer Closing Documents, Buyer’s performance of its obligations under this Agreement and the Buyer Closing Documents do not violate any Law, agreement or controlling document to which Buyer is a party or by which Buyer is bound.

(c)    This Agreement and the Buyer Closing Documents have been duly executed by Buyer, and assuming due execution by each of the other parties thereto, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforceability of such obligation may be subject to bankruptcy, insolvency, moratorium and other similar Laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)    Except for any direct or indirect legal or beneficial ownership interest held in the form of public stock (“Public Stock Ownership”), none of Toshiba, any WEC Debtor, or any Affiliate of Toshiba or any WEC Debtor owns any direct or indirect legal or beneficial equity ownership interest in Buyer.
Section 4.2     Investment.

(a)     Buyer is an “accredited investor” as such term is defined in the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D.

(b)     Buyer is aware that Buyer may be unable to liquidate its investment readily in case of an emergency and that the Interest being purchased may have to be held for an indefinite period of time. Buyer’s overall commitment to investments which are not readily marketable is not excessive in view of Buyer’s net worth and financial circumstances and the purchase of the Interest will not cause such commitment to become excessive. In view of such facts, Buyer acknowledges that Buyer has adequate means of providing for Buyer’s respective current needs, anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Interest. Buyer is able to bear the economic risk of the investment in the Interest.

(c)     Buyer understands that Buyer is urged to seek independent advice from Buyer’s professional advisors relating to the suitability for Buyer of the purchase of the Interest in view of Buyer’s overall financial needs and with respect to the legal and tax implications of such purchase. Buyer has

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independently evaluated the risks of purchasing the Interest, and Buyer is satisfied that Buyer has received information with respect to all matters which Buyer considers material to its decision to purchase the Interest.

(d)     Buyer is aware that no public market exists for the Interest and that the Interest may not be sold without compliance with applicable federal and state securities Laws. Buyer understands that Owners have made no assurance that a public market will ever exist for the Interest, and that, even if a public market exists in the future, Buyer may not readily be able to sell the Interest.

(e)     Buyer understands that the Interest have not been registered under the Securities Act or the securities Laws of any state. Buyer understands that it may not make any sale, transfer or other disposition of any portion of Interest unless, to the extent applicable, either (i) the Interest first shall have been registered under the Securities Act and all applicable state securities Laws, or (ii) an exemption from such registration is available.

Section 4.3     Anti-Money Laundering and OFAC Compliance. Buyer is in material compliance with all Anti-Money Laundering Laws and OFAC Laws. To the best of Buyer’s knowledge, without any further inquiry, neither Buyer nor any Person holding any legal or beneficial ownership interest in Buyer (whether directly or indirectly) other than in the form of Public Stock Ownership (i)appears on any Government List, (ii) is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any Government List, (iii) has conducted business with or engaged in any transaction with any Person named on any Government List or any Person included in, owned by ,controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any Government List,(iv) is a Person who has been determined by competent authority to be subject to the prohibitions contained in United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (v) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense or (vi) is currently under investigation by any Governmental Authority for alleged criminal activity.

Section 4.4     No Reliance.

(a)     Buyer has conducted adequate due diligence of the Interest and (i) has adequate information concerning the business and financial condition of Toshiba and the WEC Debtors, the Interest and the status of the WEC Proceedings in order to make an informed decision regarding the purchase and sale under this Agreement, (ii) is able to bear the economic risk associated with the sale and purchase of the Interest and the assumption of the Assumed Obligations and has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement; and (iii) has independently and without reliance on the Owners, any Affiliate of any Owner, or any advisor, agent or representative of any of the foregoing, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(b)     Buyer acknowledges that no Owner, Affiliate of any Owner, or any advisor, agent or representative of any of the foregoing has been authorized to make, and Buyer has not relied on, any statements other than those expressly set forth in Article V. Buyer is not relying on any continued actions or efforts on the part of any Owner, any Affiliate of any Owner, or any advisor, agent or representative of any of the foregoing with respect to the Interest, except as expressly set forth herein or

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in the Closing Documents. Buyer acknowledges that Owners have not guaranteed and do not guaranteed payment of the Toshiba Payment Obligation or in respect of the WEC Rights, and Owners have not guaranteed and do not guarantee the performance, rate of return, value or yield of the Interest. Buyer acknowledges that the Interest is being sold on an “AS-IS”, “WHERE-IS” basis and “WITH ALLFAULTS”, and subject to any and all claims and/or defenses of all types, except as expressly set forth in Article V or Article VI.

ARTICLE V

OWNERS’ REPRESENTATIONS AND WARRANTIES

Section 5.1     Owners’ Representations and Warranties. Each Owner, as to itself only, hereby represents and warrants to Buyer as of the Closing Date as follows:

(a)     Such Owner is duly organized, validly existing and in good standing under the Laws of the State of South Carolina. Such Owner has all necessary approvals, whether governmental or otherwise, and full right, power and authority, to (i) execute and deliver this Agreement and the Owners Closing Documents and (ii) perform its obligations under this Agreement and the Owners Closing Documents and consummate the transaction contemplated by this Agreement and the Owners Closing Documents.

(b)     Such Owner’s execution and delivery of this Agreement and the Owners Closing Documents, such Owner’s performance of its obligations under this Agreement and the Owners Closing Documents and the execution and performance hereof does not violate any Law, injunction, agreement or controlling document to which such Owner is a party or by which such Owner is bound.

(c)     This Agreement and the Owners Closing Documents, have been duly executed and delivered by such Owner, and assuming due execution by each of the other parties thereto, this Agreement constitutes the legal, valid and binding obligation of such Owner, enforceable in accordance with its terms, except to the extent that enforceability of such obligation may be subject to bankruptcy ,insolvency, moratorium and other similar Laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)     Such Owner (i) has adequate information concerning the business and financial condition of the WEC Debtors, the Interest and the status of the WEC Proceedings in order to make an informed decision regarding the purchase and sale under this Agreement, (ii) is able to bear the economic risk associated with the sale and purchase of the Interest and has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement; and (iii) has independently and without reliance on the Buyer ,and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(e)     Such Owner has complied with and has performed, in all material respects, all obligations required to be complied with or performed by it in respect of the Toshiba Guaranty, the Settlement Agreement, the Claims and the Distribution Order. The Settlement Agreement has not been modified, and no rights thereunder have been waived or modified, by such Owner. To such Owner’s Knowledge, (i) the Settlement Agreement was negotiated at arms’ length and in good faith and is a valid and enforceable agreement and (ii) the Settlement Agreement and the Distribution Order are not subject to any pending objection, avoidance, rescission or modification, and there has been no Forbearance Termination Event (as defined in the Settlement Agreement).

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(f)     Proof of claim number 2440 has been duly and timely filed for the WEC Claim in the WEC Proceedings on August 31, 2017, and proof of claim number 2444 has been duly and timely filed for the WECTEC Claim in the WEC Proceedings on August 31, 2017 (such proofs of claim, together, the “Proofs of Claim”), and the Proofs of Claim are accurate, valid and complete in all material respects as of the date of such filings. To such Owner’s Knowledge, the Claims are not subject to any claim or counterclaim or setoff filed by any WEC Debtor against such Owner that will impair Buyer’s recovery (with respect to amount or timing or otherwise) thereunder.

(g)     Such Owner is not and has never been an “insider” (within the meaning of Section 101(31) of the Bankruptcy Code) of the WEC Debtors or any of their respective Affiliates or an “affiliate” (within the meaning of Section 101(2) of the Bankruptcy Code or Rule 144 of the Securities Act) of the WEC Debtors.

(h)     To such Owner’s Knowledge, (i) Toshiba has not been, and is not, in breach of the Settlement Agreement or the Toshiba Guaranty, and (ii) none of Toshiba nor any of its Affiliates party thereto, have been, or are, in violation of the Distribution Order.

(i)     There has been no payment or other distribution received by such Owner by any Affiliate or other third party on behalf of such Owner or otherwise in respect of the Interest, in full or partial satisfaction of, or otherwise in connection with the Interest.

(j)     The Interest has not been sold, assigned, pledged, factored, hypothecated, participated, encumbered or otherwise transferred to any third party (or is subject to an agreement for the same), in whole or in part, and such Owner is the sole legal and beneficial owner of its respective portion of the Interest and has good legal and marketable title to such portion of the Interest, free and clear of any and all liens, security interests, encumbrances, rights of set off, netting rights or claims of any kind or nature whatsoever, except for claims asserted in the proceedings set forth on the Disclosure Schedule, none of which has resulted in an attachment, lien or encumbrance upon any part of the Interest.

(k)     Except for any notice requirement under Rule 3001 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), no consent of, registration with, or approval of, or any other action by, any relevant Person is or will be required for Owners to execute, deliver and perform their obligations under this Agreement or for the transactions contemplated herein to become effective.

(l)     Such Owner has not engaged in any act, conduct or omission or had any relationship with Toshiba that will reduce the value of the Toshiba Payment Obligation or impair Buyer’s recovery (with respect to amount or timing or otherwise) thereunder or otherwise adversely affect Buyer’s rights in relation thereto.

(m)     Except to the extent as may be provided in the Interim Assessment Agreement or in connection with the suspension of operations at the Summer Facility (units 2 and 3) on or about July31, 2017, (i) the EPC Agreement has not been modified since October 27, 2015 and (ii) no rights under the EPC Agreement have been waived or modified, by such Owner.

(n)     No interest in the Interest is being sold by or on behalf of one or more Benefit Plans (as defined under Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it (“ERISA”)) and the transaction contemplated hereby is not a Prohibited Transaction (as defined under ERISA).

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Section 5.2     No Implied Representations or Warranties. No Owner, Affiliate of any Owner, or any advisor, agent or representative of any of the foregoing has made, nor will be deemed to have made, and each Owner, Affiliate of each Owner, and each advisor, agent or representative of each of the foregoing specifically disclaim, any implied warranties or representations and any statutory warranties or representations under this Agreement, any Closing Document or any other document delivered by any Owner, any Affiliate of any Owner, or any advisor, agent or representative of any of the foregoing to Buyer at the Closing. Except as expressly provided in this Article V, but without limiting the foregoing, neither Owner makes any representations or warranties with respect to (a) the Interest, Toshiba, the WEC Debtors, or any other Person, (b) the enforceability of the EPC Agreement or the Settlement Agreement,(c) the presence or absence of defaults under, defenses to or offsets against the Toshiba Amount (other than expressly described herein), (d) the status or financial condition of Toshiba, the WEC Debtors, or any other Person, (e) any fact or condition respecting the Interest, Toshiba, the WEC Debtors, or any other Person, including the collectability of any amounts under the Claims, or (f) any of the matters referred to in Section 4.4.

ARTICLE VI

COVENANTS

Section 6.1     Settlement Agreement.

(a)     First Installment. Buyer agrees that in the event Buyer receives any portion of the First Installment, Buyer shall accept the same as Owners’ agent and hold the same in trust on behalf of and for the sole benefit of Owners, and shall promptly deliver the same forthwith to Owners in the same form received as soon as reasonably practicable (and in any event within five (5) Business Days following receipt thereof). Any payments by Buyer pursuant to this Section 6.1(a) shall be paid to Owners in accordance with each Owner’s Pro Rata Share.

(b)     Letters of Credit. For the avoidance of doubt, the right to receive proceeds under the Letters of Credit has not been assigned to Buyer. To the extent (i) the Toshiba Amount is reduced by a Draw Demand made by Owners, or (ii) Toshiba’s payment obligations under the Settlement Agreement are suspended as a result of the delivery by Toshiba of a Payment Obligation Suspension Notice, Owners will remit to Buyer the amount of such reduction in the Toshiba Amount, in the case of clause (i), and will remit to Buyer the amount then remaining available to be drawn under the Letters of Credit in the case of clause (ii), in each case, in accordance with each Owner’s Pro Rata Share, within five (5) Business Days following the time such payment would have been made by Toshiba to Buyer but for such reduction of the Toshiba Amount or within five (5) Business Days following receipt of the proceeds of the Letters of Credit, as applicable.

(c)     Toshiba Affiliate Amounts. The Toshiba Affiliate Amounts will not be paid by Owners. To the extent the Toshiba Amount is reduced by the Toshiba Affiliate Amounts, Owners will remit to Buyer the amount of such reduction in the Toshiba Amount, in accordance with each Owner’s Pro Rata Share, within five (5) Business Days following the time such payment would have been made by Toshiba to Buyer but for such reduction of the Toshiba Amount.

(d)     Mechanics’ Liens. Owners will maintain post-Closing control of the process regarding the Mechanics’ Liens (as more fully described in the Settlement Agreement, including Section3.4 and Section 5.8 thereof), and to the extent the Toshiba Amount is reduced by the Satisfied Mechanics’ Liens Amount, Owners will remit to Buyer the amount of such reduction in the Toshiba Amount, in accordance with each Owner’s Pro Rata Share, within five (5) Business Days following the time such payment would have been made by Toshiba to Buyer but for such reduction of the Toshiba Amount.

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(e)     Non-Cash WEC Receipts. Subject to the conditions applicable to Toshiba pursuant to Section 3.2(c) of the Settlement Agreement, upon receipt of a written demand by Toshiba in accordance with Section 3.2(c) of the Settlement Agreement, Buyer shall transfer to Toshiba any cash received by it on account of a non-cash distribution or interest therein that has not, pursuant to the Settlement Agreement, been applied to monthly payment amounts on Schedule 2.2 thereof. Any such transfer of cash to Toshiba will be accompanied by a reasonably detailed accounting of (i) the non-cash distributions received by such Owner in exchange for, on account of, or in connection with any claims of for a breach by WEC of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code) and (ii) any cash received in respect thereof.

(f)     Support of Sale of Westinghouse’s Assets and Plan Support Agreement. Buyer agrees that it will support a prompt sale of the assets of WEC and the other WEC Debtors pursuant to a plan of reorganization or a motion under section 363 of the Bankruptcy Code that is, in each case, acceptable to Toshiba and Buyer in their respective sole discretion. Buyer agrees that it will negotiate in good faith regarding the terms of an acceptable, in its sole discretion, plan support agreement that will set forth terms of an acceptable, in its sole discretion, chapter 11 plan for WEC and the other WEC Debtors. Such plan support agreement shall include plan provisions which (i) provide for a third party release, exculpation and plan injunction substantially in the form attached to the Settlement Agreement as Exhibit B, and (ii) set forth an allocation, acceptable to Buyer in its sole discretion, of distributions to Buyer on account of its respective claims.

(g)     Other Settlement Agreement Covenants. For the avoidance of doubt, Owners acknowledge and agree to comply with all covenants applicable to them under the Settlement Agreement, including, but not limited to the covenants set forth in Section 5.2 (Southern), Section 5.3 (Services Agreements), Section 5.4 (Consideration of Cost Reduction Proposals), Section 5.5 (Refund of Toshiba Payments), and Section 7.5 (Nuclear Indemnity and Insurance) of the Settlement Agreement, and Buyer agrees that it has no right to interfere with or otherwise abridge or amend such provisions or otherwise abridge, amend or waive Toshiba’s obligations with respect to Section 4.2 (Southern) or Section 4.3(Services Agreements) of the Settlement Agreement.

(h)     Each Owner shall (i) promptly provide Buyer with a copy of any notice provided to Toshiba with respect to any Toshiba Affiliate Amount; (ii) promptly provide Buyer with a copy of any notice provided to Toshiba with respect to any Satisfied Mechanics’ Liens Amount; (iii) deliver to Buyer a copy of any notice provided to Toshiba under Section 5.8(a) of the Settlement Agreement concurrently with the delivery of such notice to Toshiba, and (iv) promptly provide Buyer copies of all notices or communications received from Toshiba under the Settlement Agreement, including any Payment Obligation Suspension Notice, and all notices or communications received from the issuers of the Letters of Credit.

Section 6.2     Waiver of Securities Claims. Without implication that Buyer’s acquisition of the Interest constitutes a purchase of securities within the meaning of federal or state securities Laws, in light of the representations, warranties, covenants and acknowledgments contained in this Agreement and in the Closing Documents, the parties hereto waive all rights, if any, to make any claim against any other party hereto in connection with this Agreement under any federal or state securities Law.

Section 6.3     Proxy and Attorney-in-fact. Each Owner irrevocably appoints Buyer as its true and lawful attorney-in-fact and authorizes Buyer to act in such Owner’s name, place and stead, to demand, sue for, compromise and recover all such amounts as now are, or may hereafter become, due and payable for or on account of the Interest and to do all lawful things necessary to enforce Buyer’s right, title and interest in and to the Interest or any portion thereof and such Owners’ rights thereunder or related

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thereto. Each Owner hereby acknowledges and agrees that the powers granted to Buyer in this paragraph include the right to (a) do all things necessary to enforce the Interest including to prosecute the Interest and/or to defend the Interest against any objection, dispute or litigation that may be filed or commenced in respect thereof or take any actions against Toshiba (referred to in this Section 6.3 as a “Claim Dispute”), (b) agree to less favorable treatment for the WEC Rights than other similarly situated claims, (c) agree with the WEC Debtors to allow the Claims at an amount less than amounts claimed in the Proofs of Claim, (d) agree with Toshiba to reduce the Toshiba Amount owed by Toshiba and (e) amend the Settlement Agreement in its sole discretion; provided, that none of the foregoing shall have a material adverse effect on any Owner. Each Owner agrees that the powers granted by this Section 6.3 are discretionary and that Buyer may exercise or decline to exercise such powers in Buyer’s sole discretion. Buyer shall have no obligation to take any action to prove or defend the validity or amount of the Claims in the WEC Proceedings. Buyer shall have sole authority to negotiate a settlement of the Claims with the WEC Debtors, to appear in the WEC Proceedings, defend against or oppose any Claim Dispute and file pleadings and documents and otherwise take steps to defend against and oppose such Claim Dispute. Each Owner agrees that it shall take no action in respect of or in connection with the Interest or any portion thereof without Buyer’s express consent; provided, that nothing in this Agreement does or shall be deemed to restrict the rights of either Owner to take any action in furtherance of such Owner’s rights under the Retained Rights. In the event that an Owner receives notice of a Claim Dispute, then such Owner shall immediately, and in any event within five (5) Business Days after its receipt of notice of such Claim Dispute, notify Buyer in writing of such Claim Dispute.

Section 6.4     Confidentiality Obligations of the Parties. Each item of Confidential Information to the extent provided and regardless of whether such information is identified as “Confidential” shall be held in the strictest confidence by the parties hereto and all of their respective Affiliates. The parties hereto covenant and agree not to, and to cause their Affiliates not to, use or disclose any Confidential Information. The parties hereto shall, and shall cause their Affiliates, to protect any Confidential Information in their possession by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as such party uses to protect its own confidential information of like nature. Notwithstanding the foregoing, each party hereto may share Confidential Information (a) with its respective representatives who need to know such information, provided, that each such representative has agreed to keep such information confidential or is otherwise subject to a duty or policy of Buyer or such Owner to keep such information confidential; (b) with the prior written consent of the Buyer on one hand, in the case of disclosure by an Owner, or the Owners on the other hand, in the case of disclosure by Buyer; (c) as requested or required by Law or in connection with any legal process; (d) in connection with the enforcement of such parties’ rights hereunder; or (e) to the extent that any such information is or becomes public other than as a result of a breach by such party. Notwithstanding anything herein to the contrary, Buyer may disclose the Confidential Information (but not the Purchase Price) to any prospective purchaser, transferee or participant of all or any portion of the Interest; provided, that such prospective purchaser, transferee or participant shall be advised of and agree to be bound by either the provisions of this Section 6.4 or other provisions at least as restrictive as this Section 6.4.

Section 6.5     Release of Owners under this Agreement.

(a)     Effective immediately upon the Closing, Buyer on behalf of itself and its present and former agents, Affiliates, principals, shareholders, stakeholders, predecessors, subsidiaries, successors and assigns (collectively, the “Buyer Releasing Parties”), hereby fully, finally and forever releases, acquits and discharges each of the Owners and each of their respective agents, Affiliates, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns (collectively, the “Owner Released Parties”) from any and

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all manner of action, causes of action, claims, demands, lawsuits, attorneys’ fees and costs, losses, expenses, damages, right to equitable remedy if such breach gives rise to a right of payment, or liabilities of whatever kind and nature whatsoever, whether now known or unknown, asserted or unasserted, suspected or unsuspected, whether arising under federal, state, local, statutory, common, foreign or administrative Law, or any other Law, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, at law or in equity, secured or unsecured that any of the Buyer Releasing Parties heretofore had, or now or hereafter have, own or hold, or could assert directly or indirectly, against Owner in any forum, arising out of or related to (i) the Interest, and (ii) this Agreement; provided, that nothing in this Section 6.5 shall release Owners or any of the other Owner Released Parties from any obligation under this Article VI and Article VII.

(b) The Buyer Releasing Parties are fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each of the Buyer Releasing Parties agrees to voluntarily waive the provisions of California Civil Code Section 1542 (or under any Law of any state or territory of the United States, or principle of common law, or under the Law of any foreign country, that is similar, comparable or equivalent to section1542 of the California Civil Code) with respect to the claims released in Section 6.5(a). The Buyer Releasing Parties acknowledge and agree that the foregoing waivers were separately bargained for and a key element of this Agreement of which this release is a part.

(c) Covenants Not to Sue.

(i) The Buyer Releasing Parties promise not to sue or proceed in any manner, in court, agency or any other proceedings, whether at law, in equity, by way of administrative hearing, or otherwise, or to solicit others to institute any such actions or proceedings, against the Owner Released Parties concerning any of the claims in this Section 6.5.

(ii) The releases and covenants not to sue contained in this Section 6.5 maybe pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted in breach of the releases or covenants not to sue.

Section 6.6     True Sale. The parties hereto agree that the sale, assignment, transfer and conveyance of the Interest contemplated herein is intended to be an absolute and irrevocable transfer constituting a “true sale” for purposes of the Bankruptcy Code, any other applicable Law and accounting principle without recourse by Buyer to any Owner, except as expressly set forth in Article VII. Each party hereto agrees to treat each such transaction as a “true sale” for all purposes under applicable Law and accounting principles, including in their respective books, records, computer files, tax returns(federal, state and local), regulatory and governmental filings, and shall reflect such sale in their respective financial statements. Each Owner shall advise all Persons inquiring about the ownership of the Interest (or any part thereof) that the Interest (or such part thereof) has been sold to Buyer.

Section 6.7     Cooperation; Further Assurances.

(a) Each Owner hereby agrees to use commercially reasonable efforts to cooperate with Buyer and provide reasonable support to Buyer necessary for Buyer’s enforcement of the WEC

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Rights and its rights arising under the Settlement Agreement, including for the avoidance of doubt, (i)providing Buyer with all information, correspondence, notices or other documents, and take all reasonable actions requested by Buyer necessary for Buyer to file claims against the WEC Debtors for all possible damages and claims arising from or related to the WEC Debtors’ rejection of the EPC Agreement, (ii)take reasonable steps necessary for the recognition of Buyer as the holder of the Interest through the Distribution Order Notice Letter and the Toshiba Notice Letter, and (iii) prosecution of the Claims and with respect to any actions against Toshiba; provided, that all of the foregoing will be at Buyer’s sole cost and expense, and no Owner will be required to provide copies of any of the Excluded Documents or operate its respective business in any manner other than the ordinary course as determined in the sole discretion of such Owner.

(b)     Each of Owners and Buyer hereby agrees to execute and deliver such other instruments as may be reasonably requested by the other party to consummate and/or evidence the transactions contemplated herein, including copies of any Claim Document to the extent reasonably available.

(c)     Without limiting the generality of the foregoing, each Owner agrees that in the event such Owner receives any payment, distribution or notice with respect to or relating to the Interest from and after the Closing Date (including any distributions under the Distribution Order), whether in the form of cash, securities, instruments or any other property, the aforementioned shall constitute property of the Buyer to which the Buyer has an absolute right. Such Owner shall accept the same as Buyer’s agent and shall hold the same in trust on behalf of and for the sole benefit of Buyer, and shall promptly deliver the same forthwith to Buyer in the same form received as soon as reasonably practicable (and in any event within five (5) Business Days following receipt thereof), together with (i) any endorsements or documents necessary to transfer such property to Buyer and (ii) any statements received by such Owner from the WEC Debtors describing such payment or distribution.

(d)     Each Owner shall use commercially reasonable efforts to cooperate with Buyer, at Buyer’s sole cost and expense, in any attempt by Buyer to (i) comply with Rule 3001(e) of the Bankruptcy Rules and any additional rules, statutes, or orders applicable to the transfer of the Interest and (ii) file any additional proofs of claim or any amendments to the Proofs of Claim. Owners hereby waive any notice or hearing requirements imposed by Rule 3001(e) of the Bankruptcy Rules, and consents to the substitution of Owners by Buyer for all purposes in the WEC Proceedings, including for voting and distribution purposes with respect to the WEC Rights. Each Owner acknowledges and consents to all terms set forth in this Agreement and, upon timely payment of the Purchase Price as provided herein, waives its right to raise any objection thereto and its right to receive notice pursuant to Bankruptcy Rule 3001(e), and consents to the substitution of Owner by Buyer for purposes of enforcing the WEC Rights in the WEC Proceedings. Owners further stipulate that an order may be entered recognizing the Buyer as the valid owner of the Interest. Buyer shall file the Transfer of Claims Forms within five (5) Business Days of the Closing Date. From the Closing Date until the date on which the Buyer is, or is deemed to be, substituted for Owners pursuant to Rule 3001 of the Bankruptcy Rules, this Agreement shall be deemed to grant Buyer an undivided one hundred percent (100%) participation interest in the WEC Rights.

To the extent the sale, assignment, transfer, or conveyance of all or any portion of the Interest is deemed invalid or otherwise prevented by applicable Law or otherwise, then with respect to such portion of the Interest: (a) the beneficial interest in or to such portion of the Interest (collectively, the “Beneficial Rights”) shall in any event pass as of the Closing Date to Buyer; and (b) pending the effectiveness of such sale, assignment, transfer, or conveyance, and so long as the applicable Owner transfers and turns over all Beneficial Rights with respect to such portion of the Interest, Buyer shall assume or discharge any Assumed Obligations of such Owner under such Beneficial Rights as agent for such Owner, and such

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Owner shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights.

(e)     Each Owner agrees that it shall not take any action under, omit to take any action under, amend, or assign the Settlement Agreement without the written consent of Buyer, such consent not to be unreasonably withheld or delayed if such action would not reasonably be expected to adversely affect the Toshiba Payment Obligation or any of Buyer’s rights or obligations under this Agreement or the Settlement Agreement.

(f)     Concurrently with the resignation of SCE&G from the UCC, SCE&G shall (i) advise the United States Trustee of its resignation and (ii) notify the United States Trustee that the WEC Claims have been assigned to the Buyer.

(g)     Owners and Buyer agree that with respect to all matters described in this Section 6.7, (i) Owners shall deal directly with Buyer (or its Affiliates) only and (ii) Owners shall take instruction from Buyer (or its Affiliates) only.

(h)     Notwithstanding anything to the contrary set forth in this Section 6.7, in no event will Santee Cooper be obligated to take any action, or refuse to take any action, if such action or failure to act would be materially adverse to the holders of Santee Cooper’s debt obligations issued pursuant to its Master Revenue Obligation Resolution, adopted April 26, 1999.

ARTICLE VII

INDEMNIFICATION

Section 7.1     Buyer Indemnification. Buyer agrees to indemnify, hold harmless and defend the Owner Released Parties for, from and against any and all claims, liabilities, losses, damages, penalties, judgments, costs and expenses, actually incurred by any of them, including reasonable attorney’s fees, on account of, arising out of or related to:

(a) any claim for a finder’s fee or broker’s commission asserted against any Owner by a Person which alleges to have dealt with Buyer of any Affiliate of Buyer with respect to the transaction contemplated by this Agreement; or

(b) any breach or non-fulfilment of any representation, warranty, covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.2     Owners Indemnification. Subject to Section 7.4(b) and to the extent permitted by Law, each Owner agrees, severally (each in accordance with its Pro Rata Share) and not jointly, to indemnify, hold harmless and defend Buyer and each of its agents, Affiliates, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns (collectively, the “Buyer Indemnified Persons”, and together with Owner Released Parties, “Indemnified Persons”) for, from and against any and all claims, liabilities, losses, damages, penalties, judgments, costs and expenses, actually incurred by any of them, including reasonably attorney’s fees, on account of, arising out of or related to:

(a)     any claim for a finder’s fee or broker’s commission asserted against Buyer by a Person which alleges to have dealt with Owners or any Affiliate of Owners with respect to the transaction contemplated by this Agreement; or

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(b) any breach or non-fulfilment of any representation, warranty, covenant, agreement or obligation to be performed by such Owner pursuant to this Agreement.

Section 7.3     Notice of Claims. Promptly after an Indemnified Person receives notice of a claim (whether received from Buyer, Owners or otherwise) to which this Article VII applies in the Indemnified Person’s opinion, the Indemnified Person will deliver Notice to Buyer or Owners, as applicable, of the claim, provided, that any failure by the Indemnified Person to deliver the Notice to Buyer or Owners, as applicable, will not relieve Buyer or Owners, as applicable, of liability under this Agreement to the extent it is not prejudiced by such failure. The Indemnified Persons shall have the right to select their own counsel to defend any indemnified claim at Buyer’s expense, with respect to any Owner Released Party, or at Owners’ expense, with respect to any Buyer Indemnified Person, or at the Indemnified Person’s request, Buyer or Owners, as applicable, shall defend, and assume the defense of, such claim using counsel reasonably acceptable to the Indemnified Persons. Buyer or Owners, as applicable, will be entitled to defend such claim and will (if required by the Indemnified Person) assume the defense of the claim, using counsel selected by Buyer, with respect to any Owner Released Party, or Owners, with respect to any Buyer Indemnified Person, and reasonably approved by the Indemnified Person.

Section 7.4     Exclusive Remedy.

(a)     Following the Closing, the respective rights of the Indemnified Persons to indemnification pursuant to this Article VII shall be the sole and exclusive remedies available to such parties with respect to any and all claims with respect to the subject matter of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, (i) nothing herein shall limit or impair any party’s right to obtain specific performance or other equitable relief with respect to any breach or threatened breach of this Agreement or limit any dispute or claim hereunder in respect of fraud with respect to the subject matter of this Agreement or the transactions contemplated hereby, and (ii) nothing herein or in any other document delivered pursuant to this Agreement will prejudice Owners from seeking the benefit of any indemnity, hold harmless agreements and similar agreements by any Person to Owners under any Claim Document, provided the same does not detract from the benefits afforded Buyer under such indemnity. In no event shall any party hereto have any liability under this Agreement for any consequential, indirect, incidental, special, exemplary, punitive, or enhanced damages, including loss of future revenue or income relating to a breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort, or otherwise.

(b)     In no event shall an Owner’s aggregate liability pursuant to its indemnification obligations set forth in Section 7.2 exceed its Pro Rata Share of the Purchase Price, less any amounts actually received by Buyer with respect to the Interest.

ARTICLE VIII

MISCELLANEOUS

Section 8.1     Notices. All Notices shall be in writing and (a) mailed (registered or certified mail, return receipt requested, and postage prepaid), (b) hand-delivered, with signed receipt, or(c) sent by a nationally-recognized overnight courier, addressed to the appropriate party at its address asset forth below. Owners and Buyer each may change from time to time the address to which Notices must be sent, by Notice given in accordance with this Section 8.1. Subject to the foregoing sentence, all Notices given in accordance with this Section 8.1 shall be effective when received (or delivery is refused) at following address:

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If to Buyer:

Attention: __________

with a copy to (which shall not constitute Notice):

Attention: __________

If to either Owner:

South Carolina Electric & Gas Company
Mail Code D304
220 Operation Way
Cayce, SC 29033
Attention: Chief Financial Officer

and to:

South Carolina Public Service Authority
One Riverwood Drive
P.O. Box 2946101
Moncks Corner, SC 29461-6101
Attention: Chief Financial Officer

with copies to (which shall not constitute Notice):

South Carolina Electric & Gas Company
Mail Code D308
220 Operation Way
Cayce, SC 29033
Attention: General Counsel

and to:

South Carolina Public Service Authority
One Riverwood Drive
P.O. Box 2946101
Moncks Corner, SC 29461-6101
Attention: General Counsel (M603)

Section 8.2     Applicable Law. This Agreement is governed by and will be construed in accordance with the Laws of the State of New York (without regard to any conflict of Law provision that would result in the application of the Laws of another jurisdiction).

Section 8.3    Discretion. Wherever under this Agreement Owners or Buyer has the right to approve or determine any matter, Owners’ or Buyer’s approval or determination will be in such party’s sole discretion unless expressly provided to the contrary in this Agreement. Wherever under this Agreement any matter is required to be satisfactory to Owners or Buyer, such party’s determination that the matter is satisfactory will be in its sole discretion unless expressly provided to the contrary in this Agreement.

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Section 8.4    Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such Law. Any provision hereof which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision hereof.

Section 8.5     [Reserved].

Section 8.6     Entire Agreement. This Agreement (including all exhibits, schedules and any other attachments) and the Closing Documents constitute the entire understanding between the parties hereto regarding the subject matter of this Agreement, and supersede any and all previous communications and understandings between the parties (including any bid, indication of interest, commitment letter, or letter of interest) regarding the subject matter of this Agreement.

Section 8.7     No Oral Amendment. This Agreement may not be amended, waived or terminated orally or by any act or omission made individually by Owners or Buyer but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 8.8     Time of the Essence. Time is of the essence with respect to the parties’ performance of their obligations under this Agreement.

Section 8.9     Successors and Assigns. This Agreement binds Owners and Buyer and their respective successors and assigns and inures to the benefit of Owners and Buyer and their respective successors and permitted assigns. Article VII also inures to the benefit of all Indemnified Persons pursuant to Article VII.

Section 8.10     Duplicates and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email delivery of a “.pdf” or similar format data file, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” or similar format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” or similar format data file as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

Section 8.11     Rights Cumulative; Waivers. The rights of each of Owners and Buyer under this Agreement are cumulative and may be exercised as often as such party considers appropriate. The rights of each of Owners and Buyer under this Agreement will not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights will not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party will in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

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Section 8.12     Assignment.

(a)     No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the written consent of each of the other parties hereto, such consent not to be unreasonably withheld.

(b) Notwithstanding Section 8.12(a), Buyer may assign, participate or otherwise transfer any interest in any or all of Buyer’s rights under this Agreement without the consent of Owners; provided, that:

(i)	Buyer shall provide Notice of such assignment, participation or transfer to each Owner promptly, but in any event within five (5) Business Days after, such assignment, participation or transfer; and

(ii)	in no event shall such assignment, participation or transfer result in either
Owner having any obligation (whether for purposes of payment, Notice, cooperation or otherwise) arising under Section 6.1(b), Section 6.1(c), Section 6.1(d) or Section 6.7 to more than one Person at any time, and Buyer (and any of its successor and assigns) shall appoint, or shall be appointed as, an agent, representative or other designee as necessary for such purposes.

Section 8.13     Fees and Expenses. Owners and Buyer each will bear the fees and expenses of its respective accountants, appraisers, attorneys and other consultants and other costs and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated by this Agreement. Notwithstanding the foregoing, Buyer shall pay all transfer, filing and recording fees, stamp taxes, costs and expenses, if any, including with respect to any document or instrument to be executed and delivered hereunder.

Section 8.14 Agreement Not Binding. Nothing contained in this Agreement will create any obligation on the part of Owners under this Agreement unless and until Owners have executed and delivered to Buyer a counterpart copy of this Agreement.

Section 8.15 Waiver of Jury Trial. Owners and Buyer waive trial by jury in any proceeding brought or Claim asserted in connection with the transaction contemplated by this Agreement.

Section 8.16 No Third Party Beneficiaries. Except for Indemnified Persons, nothing expressed or mentioned in this Agreement is intended or will be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of Owners and Buyer and for the benefit of no other Person.

Section 8.17 Headings; Construction. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning hereof. References in this Agreement to numbered Articles or Sections are references to the Articles and Sections of this Agreement. References in this Agreement to lettered Exhibits and numbered Schedules are references to the Exhibits and Schedules attached to this Agreement, all of which are incorporated in and constitute a part of this Agreement. Article, Section, Exhibit and Schedule captions used in this Agreement are for reference only and do not describe or limit the substance, scope or intent of this Agreement or the individual Articles, Sections, Exhibits or Schedules of this Agreement. The terms “include”, “including” and similar terms are construed as if followed by the phase “without limitation.” The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders. The

24

term “provisions” includes terms, covenants, conditions, agreements and requirements. The term “amend” includes modify, supplement, renew, extend, replace, restate and substitute and the term amendment” includes modification, supplement, renewal, extension, replacement, restatement and substitution. Reference to any specific Law or to any document or agreement includes any future amendments to or replacements of the Law, document or agreement, as the case may be. No inference in favor of or against a party with respect to this Agreement may be drawn from the fact that the party drafted this Agreement. All obligations, rights, remedies and waivers contained in this Agreement will be construed as being limited only to the extent required to be enforceable under the Law.

Section 8.18     Jurisdiction; Venue; Consent to Service of Process.

(a)     Each of Owners and Buyer hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of and agrees that venue shall be proper in the courts of the United States of America located in the Southern District of New York or in a state court of record in New York County, New York, and any appellate court therefrom, in any action or proceeding arising out of or relating to or connected with this Agreement, or for recognition or enforcement of any judgment. Each of Owners and Buyer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such court. Each of Owners and Buyer agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)     Each of Owners and Buyer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the above identified court. Each of Owners and Buyer hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.19     Waiver of Conflict. It is acknowledged by each of the parties hereto that Owners and each of their respective Affiliates have retained Reed Smith LLP (collectively, “Owners Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Owners Counsel has not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other Person has the status of a client of the Owners Counsel for conflict of interest or any other purposes as a result thereof. Owners and Buyer hereby agree that, in the event that a dispute arises between Owners and Buyer or any of their respective Affiliates, Owners Counsel may represent Owners or any of their Affiliates in such dispute even though the interests of Owners or any of its Affiliates may be directly adverse to Buyer or any of its respective Affiliates and even though Owners Counsel may have represented Buyer in a matter substantially related to such dispute, and Buyer and the irrespective Affiliates hereby waive, on behalf of itself and each of its Affiliates, any conflict of interest in connection with such representation by Owners Counsel and agree not to seek to have Owners Counsel disqualified from representing Owners or any of their Affiliates in connection with such dispute. Each of Owners and Buyer further agrees that, as to all pre-Closing communications between or among any of Owners Counsel, Owners and any of their respective Affiliates or advisors, agents or representatives to the extent related to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Owners and their Affiliates, as applicable, and may be controlled by Owners and their Affiliates and shall not pass to or be claimed by Buyer or any of its respective Affiliates. Each of Buyer and Owners further agrees, on behalf of itself and its Affiliates, that all communications that occurred prior to the Closing in any form or format whatsoever between or among any of Owners Counsel, Owners and any of their respective Affiliates, advisors, agents or representatives that relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this

25

Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by Owners, shall be controlled by Owners and shall not pass to or be claimed by Buyer or its Affiliates. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing. To the extent that files in respect of any Privileged Deal Communications constitute property of the client, the privilege and the expectation of client confidence relating thereto shall belong solely to Owners and their Affiliates, shall be controlled by Owners and their Affiliates and shall not pass to or be claimed by Buyer or its Affiliates.

[Signature Pages Follow.]

26

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.
BUYER:

CITIBANK, N.A.

By:__________________________________________
Name:
Title:

OWNERS:

SOUTH CAROLINA ELECTRIC & GAS COMPANY

By:__________________________________________
Name:
Title:

SOUTH CAROLINA PUBLIC SERVICE AUTHORITY

By:__________________________________________
Name:
Title:

[Signature Page to Assignment and Purchase Agreement]

27

EXHIBIT A

SETTLEMENT AGREEMENT

(Attached.)

SKADDEN, ARPS, SLATE, MEAGHER &
FLOM LLP Van C. Durrer II
Paul D. Leake Annie Z. Li (admitted pro hac vice)
Four Times Square 300 South Grand Avenue, Suite 3400
New York, New York 10036-6522 Los Angeles, California 90071
Telephone: (212) 735-3000 Telephone: (213) 687-5000
Fax: (212) 735-2000 Fax: (213) 687-5600
-and-
SKADDEN, ARPS, SLATE, MEAGHER &
FLOM (UK) LLP
Chris Mallon
40 Bank Street, Canary Wharf
London E14 5DS United Kingdom

Counsel to Toshiba Corporation

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEWYORK
--------------------------------------------------------- x
In re Chapter 11

WESTINGHOUSE ELECTRIC Case No. 17-10751
COMPANY LLC, et al.,
(MEW) (Jointly

Debtors. 1
Administered)

--------------------------------------------------------- x
1 The debtors in these chapter 11 cases, along with the last four digits of each Debtor 's federal tax identification number, if any, are: Westinghouse Electric Company LLC (0933), CE Nuclear Power International, Inc. (8833), Fauske and Associates LLC (8538), Field Services, LLC (2550), Nuclear Technology Solutions LLC (1921), Nuclear Holding Co., Inc. (7944), PaR Nuclear, Inc. (6586), PCI Energy Services LLC (9100), Shaw Global Services, LLC (0436), Shaw Nuclear Services, Inc. (6250), Stone & Webster Asia Inc. (1348), Stone & Webster Construction Inc. (1673), Stone & Webster International Inc. (1586), Stone & Webster Services LLC (5448), Toshiba Nuclear Energy Holdings (UK) Limited (2348), TSB Nuclear Energy Services Inc. (2348), WEC Carolina Energy Solutions, Inc. (8735), WEC Carolina Energy Solutions, LLC (2002), WEC Engineering Services Inc. (6759), WEC Equipment & Machining Solutions, LLC (3135), WEC Specialty LLC (N/A), WEC Welding and Machining, LLC (8771), WECTEC Contractors Inc. (4168), WECTEC Global Project Services Inc. (8572), WECTEC LLC (6222), WECTEC Staffing Services LLC (4135), Westinghouse Energy Systems LLC (0328), Westinghouse Industry Products International Company LLC (3909), Westinghouse International Technology LLC (N/A), and Westinghouse Technology Licensing Company LLC (5961). The Debtors' principal offices are located at 1000 Westinghouse Drive, Cranberry Township, Pennsylvania 16066.

NOTICE OF FILING OF SETTLEMENT AGREEMENT AMONG TOSHIBA CORPORATION, SOUTH CAROLINA ELECTRIC & GAS COMPANY, AND THE SOUTH CAROLINA PUBLIC SERVICE AUTHORITY

PLEASE TAKE NOTICE that on July 27, 2017, Toshiba Corporation

("Toshiba"), South Carolina Electric & Gas Company ("SCE&G"), and the South Carolina
Public Service Authority ("Santee Cooper") (with SCE&G and Santee Cooper, collectively, the "VC Summer Owners") entered into a Settlement Agreement (the "Settlement Agreement") dated as of July 27, 2017 to resolve Toshiba's guaranty liability pursuant to the Engineering, Procurement and Construction Agreement Between South Carolina Electric & Gas Company, For Itself and as Agent For the South Carolina Public Service Authority, as Owner and a Consortium Consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc., as Contractor For AP1000 Nuclear Power Plants (the "EPC Contract") dated as of May 23, 2008 and as amended from time to time. A true and correct copy of the Settlement Agreement is attached hereto as Exhibit A.
PLEASE TAKE FURTHER NOTICE that on July 20, 2017, this Court entered the Order Regarding Distributions in Respect of Claims and Interests of Toshiba Corporation and Affiliates (the "Distribution Order") [D.I. 953]. The Distribution Order contemplated this Settlement Agreement now entered into by Toshiba and the VC Summer Owners. Therefore, the VC Summer Owners are now "Owners" that are parties to a "Settlement," as those terms are defined in the Distribution Order, with all rights and obligations as set forth in the Distribution Order. Accordingly, Toshiba's rights and obligations as set forth in the Distribution Order now extend to the VC Summer Owners in addition to the other "Owners" defined in the Distribution Order.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

DATED: July 28, 2017
New York, New York

SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP

IsI Paul D. Leake
Paul D. Leake
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Paul.Leake@skadden.com

-and-

Van C. Durrer, II Annie Z. Li
300 South Grand Avenue
Los Angeles, CA 90071
Telephone: (213) 687-5000
Facsimile: (213) 687-5600
Van.Durrer@skadden.com

Counsel to Toshiba Corporation

REED SMITH LLP

IsI Paul M. Singer
Paul M. Singer
Reed Smith Centre
225 Fifth Avenue
Pittsburgh, PA 15222
Telephone: (412) 288-3131
Facsimile: (213) 288-3063
PSinger@reedsmith.com

Counsel to South Carolina Electric & Gas Company and the South Carolina Public Service Authority

3

EXHIBIT A

SETTLEMENT AGREEMENT

EXECUTION COPY
SETTLEMENT AGREEMENT
This SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of the 27th day of July, 2017 (the “Effective Date”), by and among Toshiba Corporation, a Japanese corporation (“Toshiba”), South Carolina Electric & Gas Company, a South Carolina corporation (“SCE&G”) and the South Carolina Public Service Authority, a body corporate and politic created by the laws of South Carolina (“Santee Cooper”). Each of Toshiba, SCE&G and Santee Cooper may be referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, the Owners (as defined in the EPC Agreement (as defined below)) and Westinghouse (as defined below) are parties to the EPC Agreement;
WHEREAS, Toshiba has guaranteed certain obligations of Westinghouse under the EPC Agreement pursuant to the terms of the Toshiba Guaranty (as defined below);
WHEREAS, the Owners contend that they have been damaged by Westinghouse’s failure to perform its obligations under the EPC Agreement, and Westinghouse disputes the Owners’ contentions;
WHEREAS, Westinghouse has filed for protection under chapter 11 of the Bankruptcy Code (as defined below);
WHEREAS, the Owners contend that as a result of, among other things, Westinghouse’s chapter 11 filing and Westinghouse’s alleged failure to perform its obligations under the EPC Agreement, Toshiba’s obligations under the Toshiba Guaranty are due;
WHEREAS, Toshiba and the Owners have been engaged in discussions about Toshiba’s aforementioned guaranty obligations; and
WHEREAS, Toshiba and the Owners desire, through this Agreement, to resolve and set forth the amount and manner of payments to be made by Toshiba (directly or, as contemplated by Article III, indirectly) to SCE&G on behalf of the Owners (as defined below) in respect of Toshiba’s guaranty obligations and to set forth agreements with respect to certain other related matters.
NOW, THEREFORE, in consideration of the recitals, the mutual promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINED TERMS
Section 1.1    Defined Terms
For purposes of this Agreement, the following terms shall have the meanings hereby ascribed to them, except where the context clearly indicates a different meaning is intended.

“Affiliate” means, with respect to any Party, any other Person that (a) owns or controls, directly or indirectly, the Party, (b) is owned or controlled by the Party, or (c) is under common control with the Party, where “control” means the power to unilaterally direct the management or policies of, or unilaterally prevent any actions by, the Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that in no event shall an Owner (or any of its subsidiaries) be deemed to be an Affiliate of another Owner (or any of its subsidiaries).
“Agreed Amount” means $2,168,000,000.
“Agreement” has the meaning set forth in the first paragraph of this Agreement.
“Bankruptcy Case” means Case No. 17-10751-MEW filed in the Bankruptcy Court, or any case that now is or in the future becomes jointly administered with such case.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
“Beneficiary” means SCE&G and Santee Cooper.
“Covenant Release Date” means the earlier to occur of the date on which (a) Toshiba properly delivers a Payment Obligation Suspension Notice to Beneficiary in accordance with Section 2.4 and (b) Toshiba is rated by Standard & Poor’s or Moody’s Investor Service at or above the Minimum Rating.
“Distribution Order” means an order, in the form of Exhibit C, entered in the Bankruptcy Case by the Bankruptcy Court, with only such changes thereto as are acceptable to each of the Parties in their respective sole discretion.
“Draw Demand” has the meaning set forth in Section 3.1.
“Draw Instruction Notice” has the meaning set forth in Section 3.1.
“Effective Date” has the meaning set forth in the first paragraph of this Agreement.
“EPC Agreement” means that certain Engineering, Procurement and Construction Agreement entered into as of May 23, 2008, by and among SCE&G, acting for itself and as agent for Santee Cooper, and a consortium consisting of Westinghouse and WECTEC, as amended by (a) the July 2012 Agreement entered into as of July 11, 2012, and (b) the October 2015 Amendment entered into as of October 27, 2015, by and among SCE&G, acting for itself and as agent for Santee Cooper, and a consortium consisting of Westinghouse and WECTEC, in each case as amended from time to time.

“Excluded Affiliates” means the WEC Debtors and any other Affiliates of Toshiba that, taken as a whole, are not material to the consolidated financial position, results of operations, cash flows, or the ability to conduct business in the ordinary course, of Toshiba and its Affiliates (other than the WEC Debtors), taken as a whole.
“External Payments” means the payments received by Beneficiary described in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 other than any of such payments that are rescinded or returned, in whole or in part, as contemplated by Section 2.5.
“Final Completion” means when:
(a)    all systems, structures and components needed for the commencement of Start-Up Tests for both Units (or one Unit, if the Owners elect to cease construction of the other Unit) are operational in accordance with the terms of the AP1000 Facility Information;
(b)    the U.S. Nuclear Regulatory Commission has made the findings required by 10 CFR 52.103(g) authorizing operation of each Unit;
(c)    each Unit has produced a Net Unit Electrical Output acceptable to the Owners; and
(d)    all AP1000 intellectual property and all warranties and documentation required to be delivered to the Owners pursuant to the EPC Agreement or any services agreement between Westinghouse and any other required WEC Debtors (if any) and the Owners, shall have been delivered to the Owners in satisfaction of the applicable requirements of either the EPC Agreement or such services agreement (if any);

provided however, all such conditions have been satisfied on or before September 30, 2025.
“Forbearance Date” means September 30, 2022.
“Financial Institutions” has the meaning set forth in clause(s) of the definition of “Standard Permitted Lien.”
“Forbearance Termination Event” means the occurrence of any of the following:
(a)    any payment contemplated in Section 2.2 has not been received by Beneficiary on or by the payment date therefor set forth on Schedule 2.2;
(b)    a Toshiba Insolvency Proceeding;
(c)    Toshiba has failed to perform, or has violated or breached, in any material respect, any covenant or obligation of Toshiba in Section 4.1;
(d)    Toshiba has failed to perform, or has violated or breached, in any material respect, any other covenant or obligation of Toshiba in this Agreement, or any representation or warranty of Toshiba in this Agreement was inaccurate in material respect when made, and such failure, violation, breach or inaccuracy has not been cured by Toshiba within thirty (30) days of Beneficiary delivering to Toshiba a notice of such failure, violation, breach or inaccuracy (it being understood and agreed that there shall be no such cure period or cure opportunity for the items described in clauses (a), (b), (c), (e) and (f) of this definition of Forbearance Termination Event);
(e)    Toshiba has failed to deliver a reasonably acceptable certificate from its internal legal team confirming the authorization by the Board of Directors (or similar governing body) of Toshiba of the execution, delivery and performance of this Agreement on or before August 10, 2017;
(f)    counsel for each of the Parties has failed to deliver reasonably acceptable legal opinions regarding the authorization, execution, and delivery of this Agreement by such Party and the enforceability of this Agreement against such Party on or before August 10, 2017; or
(g)    the Distribution Order has been entered by the Bankruptcy Court and has not been reversed, withdrawn, reconsidered, vacated or otherwise amended in any manner not acceptable to any Owner in its sole discretion, or Toshiba or any Person bound thereby or subject thereto has breached or otherwise not complied with, in any material respect, any provision of the Distribution Order.
“Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code, including the U.S. Department of Energy and the Public Service Commission of the South Carolina.
“Guaranteed Obligations” has the meaning set forth in the Toshiba Guaranty.
“IAA” means that certain Interim Assessment Agreement, dated as of March 28, 2017, entered into by and among SCE&G, Santee Cooper, and Westinghouse and WECTEC, as amended from time to time.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued, or promulgated by any Governmental Unit.
“Letters of Credit” means the letters of credit described on Exhibit A to this Agreement, as such letters of credit may be renewed or replaced in a manner that is acceptable to the Owners in their sole discretion.
“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
“Mechanics’ Liens” means mechanics’ liens, as they are defined under Section 29-5-10, et seq. of Title 29 of the South Carolina Code of Laws, against any of the property at the Summer Facility.

“Minimum Rating” means an issuer rating of BB+ by Standard & Poor’s or a rating of Ba1 by Moody’s Investor Service.
“NDA” means a Nondisclosure Agreement by and among Toshiba and the Owners; provided, however, that Toshiba shall not be required to provide any information absent the execution of a Nondisclosure Agreement acceptable to Toshiba and to the Owners, each in their sole discretion.
“Owner Released Parties” has the meaning set forth in Section 5.8(b).
“Owner Releasing Parties” has the meaning set forth in Section 5.8(a).
“Party” has the meaning set forth in the first paragraph of this Agreement.
“Payment Obligation Suspension Notice” has the meaning set forth in Section 2.4.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.
“Pro Rata Share” means, for each Owner, the percentage set forth next to such Owner’s name on Schedule 1.1(a) hereto.
“Released Parties” has the meaning set forth in Section 5.8(b).
“Releasing Parties” has the meaning set forth in Section 5.8(b).
“Satisfied Mechanics’ Liens Amount” means the aggregate amount of distribution of cash proceeds and/or other forms of consideration which have the effect of reducing the subject Mechanics’ Lien, in each case actually paid or distributed from the estates of the WEC Debtors in connection with the pending Bankruptcy Case to any and all holders of Mechanics’ Liens.
“SCE&G” has the meaning set forth in the first paragraph of this Agreement.
“Southern” means collectively Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the Laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporation and politic and an instrumentality of the State of Georgia, and The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners and any other owner or operator of the facility commonly referred to as Units 3 and 4 of the Vogtle Electric Generating Plant in Waynesboro, Georgia.
“Standard Permitted Lien” means any of the following:
(a)    Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with generally accepted accounting principles have been established;

(b)    Liens in respect of property or assets imposed by Law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Toshiba or any of its Affiliates and do not secure any indebtedness;
(c)    any modification, renewal or extension of any Lien in existence as of the date hereof, any Lien granted as a replacement or substitute therefor and any Lien granted to secure any refinancing of obligations secured by the foregoing; provided that any such refinancing, refunding, modification, renewal, extension, replacement or substitute Lien (i) does not secure any indebtedness other than the indebtedness secured on date hereof and permitted refinancings, refundings, renewals, exchanges or extensions thereof, and (ii) does not encumber any property other than the property subject thereto on the Effective Date other than (x) after-acquired property covered by the original grant and (y) improvements thereon, accessions thereto or proceeds from the disposition of such property;
(d)    Liens incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;
(e)    Liens arising out of judgments, attachments or awards of not more than $200 million in the aggregate and not resulting in a Forbearance Termination Event;
(f)    leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of Toshiba or any of its Toshiba Affiliates and any interest or title of a lessor under any lease;
(g)    easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, a substantial and prolonged interruption or disruption of the business activities of Toshiba or any of its Toshiba Affiliates;
(h)    Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease), provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Toshiba or its Toshiba Affiliates in the ordinary course of business;
(i)    Liens securing indebtedness in respect of purchase money obligations and capital lease obligations (and refinancings thereof); provided that any such Liens attach only to the property being financed pursuant to, or subject to a sale and leaseback transaction relating to, such indebtedness and do not encumber any other property of Toshiba or any of its Toshiba Affiliates (other than improvements on and accessions to the property being financed);
(j)    bankers’ Liens, rights of setoff and other Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Toshiba or its Toshiba Affiliates, in each case granted in the ordinary course of business or arising by operation of Law in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, credit card, overdraft and operating account arrangements, including those involving pooled accounts and netting arrangements;
(k)    Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with Toshiba or its Toshiba Affiliates to the extent such acquisition, merger or consolidation is permitted hereunder (and such Liens are not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition other than (x) after-acquired property covered by the original grant and (y) improvements thereon, accessions thereto or proceeds from the disposition of such property;
(l)    Licenses or sublicenses of intellectual property granted by Toshiba or its Toshiba Affiliates and not interfering in any material respect with the ordinary conduct of business of Toshiba or its Toshiba Affiliates;
(m)    Liens attached to cash earnest money deposits made by Toshiba or its Toshiba Affiliates in connection with any letter of intent or purchase agreement entered into by Toshiba or its Toshiba Affiliates;
(n)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent indebtedness in connection with such financing of the payment of insurance premiums;
(o)    Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;
(p)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(q)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, (ii) contractual Liens of suppliers (including sellers of goods) to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract, and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute;

(r)    any (i) customary restriction on the transfer of licensed intellectual property rights and (ii) customary provision in any agreement that restricts the assignment of such agreement or any intellectual property rights thereunder;
(s)    Liens on cash, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of debt issued by Toshiba or its Toshiba Affiliates in favor of financial institutions, lenders, note holders, sureties and/or letter of credit issuers (and including any agents or trustees for any of the foregoing) that are not affiliated with, or Affiliates of, Toshiba (collectively "Financial Institutions"), in each case, in connection with debt financing arrangements or other financial accommodations provided to Toshiba or any of its Affiliates; and
(t)    rights of consignors of goods.
“Summer Costs” means the sum of all costs and expenses, as reflected in filings by one or more of the Owners (and any of their predecessors, successors and assigns) with Governmental Units, paid, accrued, or incurred by the Owners (and any of their predecessors, successors and assigns) before or after the date of this Agreement for engineering, procurement and construction costs, and for any other items that would have constituted Work if such items had been performed under the EPC Agreement, with respect to the Summer Facility through the date the Summer Facility achieves Final Completion.
“Summer Facility” means the two-unit, nuclear-fueled electricity generation facility that is defined as the “Facility” in the EPC Agreement and that is to be located at the Virgil C. Summer Nuclear Station near Columbia, South Carolina.
“Survival Action” has the meaning set forth in Section 7.3(a).
“Third Parties” shall mean with respect to any Person, its respective agents, Affiliates, members, shareholders, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns, each in their specific capacity as such.
“Toshiba” has the meaning set forth in the first paragraph of this Agreement.
“Toshiba Affiliates” means the Affiliates of Toshiba other than Excluded Affiliates.
“Toshiba Affiliate Amounts” means the unpaid portion of amounts due to Toshiba Affiliates from the Owners from the Effective Date through the pendency of the IAA.
“Toshiba Financial Information” means such financial information relating to Toshiba as reasonably requested from time to time by either Owner of the type and in the form provided by Toshiba to (a) any financial institutions, lenders, noteholders, sureties, and/or letter of credit issuers (and including any agents or trustees for any of the foregoing), in each case in connection with debt financing arrangements or other financial accommodations, or (b) Standard & Poor’s or Moody’s Investor Service.

“Toshiba Guaranty” means that certain Toshiba Corporation Guaranty dated and effective as of May 23, 2008 and restated in October 2015, and made and entered into by Toshiba in favor of SCE&G, acting for itself and as agent for Santee Cooper, as amended from time to time.
“Toshiba Insolvency Proceeding” means the occurrence of any of the following:
(a)    (i) Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall (A) admit in writing or demonstrate its inability to pay its debts generally as they become due, (B) make an assignment for the benefit of its creditors, (C) file a petition or application, or an answer, or otherwise commence a proceeding (including a bankruptcy proceeding (hasan tetsuzuki), civil rehabilitation proceeding (minji saisei tetsuzuki), corporate reorganization (kaisha kosei tetsuzuki) or special liquidation (tokubetsu seisan tetsuzuki) under Japanese Laws) under any applicable Law of any country or any political subdivision thereof or of any other Governmental Authority, seeking rehabilitation, reorganization, liquidation or arrangement or similar relief or otherwise to take advantage of any bankruptcy, insolvency or other similar Law, or for the appointment of a receiver, trustee, liquidator, custodian, sequestrator, conservator or other similar agent of Toshiba or any of its Affiliates (other than the Excluded Affiliates) of the whole or any material part of the property or assets of Toshiba or such Affiliate (other than the Excluded Affiliates), or (D) become subject to any kind of out-of-court procedures for rehabilitation, reorganization, liquidation or arrangement or similar relief (other than any restructure of debt financing arrangements existing on the Effective Date in a manner that has no material adverse effect on either Owner or on the ability of Toshiba to perform its obligations under this Agreement); (ii) there is commenced against Toshiba or any of its Affiliates (other than the Excluded Affiliates) any proceeding for any of the relief described in clause (i)(C) or clause (i)(D) above and such proceeding shall remain undismissed for a sixty (60) day period; (iii) there is filed against Toshiba or any of its Affiliates (other than the Excluded Affiliates) any petition for commencement of proceeding for any of the relief described in clause (i)(C) or (i)(D) above and such petition for commencement of proceeding or proceeding shall remain undismissed for a sixty (60) day period; or (iv) Toshiba or any of its Affiliates (other than the Excluded Affiliates), by any act in any such proceeding, indicates its consent to or approval of or acquiescence in such relief;
(b)     (i) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, (special) liquidator, custodian, sequestrator, conservator or other similar agent of Toshiba or any of its Affiliates (other than the Excluded Affiliates) for the whole or any substantial part of its property or assets, or (ii) under the provisions of any Law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Toshiba or any of its Affiliates (other than the Excluded Affiliates) or of the whole or any substantial part of its property or assets; or
(c)    Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall file a certificate or other instrument of liquidation or dissolution or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for liquidation, dissolution, or winding-up, or shall take any corporate action in furtherance thereof; or Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall have commenced against it any action or proceeding for liquidation, dissolution, or winding-up or shall have filed any petition for commencement of any action or proceeding for liquidation, dissolution, or winding-up.
“Toshiba Obligation Amount” means the Agreed Amount (a) minus any amounts paid to, and received by, Beneficiary under Section 2.2 or Section 2.3, (b) minus any External Payments properly paid to, and received by, Beneficiary, (c) minus the Toshiba Affiliate Amount, (d) minus the Satisfied Mechanics’ Liens Amount, and (d) plus any amounts paid or returned by Beneficiary as contemplated by Section 2.5.
“Toshiba Released Parties” has the meaning set forth in Section 5.8(a).
“Toshiba Releasing Parties” has the meaning set forth in Section 5.8(b).
“WEC Debtors” means, collectively, Westinghouse and any of the other entities listed on Schedule 1.1(b).
“WECTEC” means WECTEC Global Project Services Inc., a Louisiana corporation formerly named CB&I Stone & Webster, Inc., and, prior thereto, named Stone & Webster, Inc.
“Westinghouse” means Westinghouse Electric Company LLC, a Delaware limited liability company.
Section 1.2    Other Defined Terms
Unless otherwise defined or specified in this Agreement, capitalized terms shall have the meanings ascribed to them in the EPC Agreement.
ARTICLE II
SETTLEMENT AMOUNT AND TOSHIBA PAYMENTS
Section 2.1    Establishment of Amount of Toshiba Obligation Under the Toshiba Guaranty
The Parties agree that, notwithstanding (a) any term of or condition in the Toshiba Guaranty, the EPC Agreement, or any other agreement (including, but not limited to, any such term or condition relating to any alleged breach of warranty of title), (b) the performance, termination, breach, amendment, modification, assignment, rejection, assumption, unenforceability, or invalidity of the Toshiba Guaranty, the EPC Agreement, or any other agreement, or (c) the cessation or continuation of work on all or any portion of the Summer Facility or the completion, suspension or abandonment of all or any portion of the Summer Facility, the amount of Toshiba’s payment obligations under the Toshiba Guaranty is fully accrued and irrevocably deemed and agreed to be an amount equal to the Agreed Amount. In no event will Toshiba claim or assert that Toshiba’s payment obligations under the Toshiba Guaranty are for an amount less than the Agreed Amount, and each Owner agrees that in no event will it claim or assert Toshiba’s payment obligations under the Toshiba Guaranty or the EPC Agreement are for an amount in excess of the Agreed Amount. For the avoidance of doubt, the Owners acknowledge that the Agreed Amount is not subject to any further increase.

Section 2.2    Toshiba Payment Obligations
Notwithstanding (a) any term of or condition in the Toshiba Guaranty, the EPC Agreement, or any other agreement, (b) the performance, termination, breach, amendment, modification, assignment, rejection, assumption, unenforceability or invalidity of the Toshiba Guaranty, the EPC Agreement, or any other Agreement (including, but not limited to, any such term or condition relating to any alleged breach of warranty of title), or (c) the cessation or continuation of work on all or any portion of the Summer Facility or the completion, suspension or abandonment of all or any portion of the Summer Facility, except to the extent adjustments are made by application of an External Payment, Toshiba Affiliate Amount and the Satisfied Mechanics’ Liens Amount pursuant to Article III, Toshiba shall pay the Agreed Amount to Beneficiary. Except to the extent paid by application of an External Payment pursuant to Article III, Toshiba shall make such payment to Beneficiary in the monthly payment amounts and on the payment dates set forth on Schedule 2.2. Toshiba shall make each such payment in United States dollars by wire transfer of immediately available funds to an account as may be designated from time to time by Beneficiary, provided that such designation shall have been delivered to Toshiba at least thirty (30) days prior to the applicable payment date.
Section 2.3    Optional Prepayments
Toshiba, without premium or penalty, may prepay any of the monthly payment amounts set forth on Schedule 2.2. Beneficiary will apply such prepayments pro rata (based on the respective unpaid amounts set forth on Schedule 2.2) against all remaining monthly payment amounts set forth on Schedule 2.2 that are not past due. External Payments shall not constitute optional prepayments hereunder.
Section 2.4    Suspension of Payment Obligations Based on Letters of Credit
Notwithstanding anything to the contrary in Section 2.2, if the aggregate amount of Toshiba’s remaining payment obligations under Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2) is less than the remaining amount then available to be drawn under the Letters of Credit by SCE&G prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, Draw Instruction Notices and any outstanding demands for payment under the Letters of Credit) without restriction, Toshiba may deliver a written notice (a “Payment Obligation Suspension Notice”) to the Owners stating that the aggregate amount of Toshiba’s remaining payment obligations under Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2) is, and on the suspension date specified by Toshiba in the Payment Obligation Suspension Notice will be, less than the remaining amount then available to be drawn under the Letters of Credit by Beneficiary prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, Draw Instruction Notices and any outstanding demands for payment under the Letters of Credit) without restriction (provided, however, that Toshiba may not deliver a Payment Obligation Suspension Notice at any time (a) in which there exists a Forbearance Termination Event (disregarding, for the purpose of this Section 2.4, the cure period and cure opportunity provisions of clause (d) of the definition of Forbearance Termination Event), (b) either Owner is not permitted to make demand for such payment under the Letters of Credit or (c) with a specified suspension date in the sixty (60) day period before the expiration date of any of the Letters of Credit or at any time thereafter). Following delivery of the Payment Obligation Suspension Notice to the Owners, upon the suspension date specified by Toshiba in the Payment Obligation Suspension Notice, which date shall be at least forty five (45) days after the date of such delivery, Toshiba’s direct payment obligations under Section 2.2 (but not under Section 2.5) will be suspended and Beneficiary shall be permitted to demand payments under the Letters of Credit in an aggregate amount equal to the amount of the Toshiba payment obligations that were so suspended; provided, however, that if Beneficiary makes any such demand for payment under the Letters of Credit and, for any reason, such payment is not received by Beneficiary within five (5) business days in the United States of America of the making of such demand, the suspension of Toshiba’s direct payment obligations under Section 2.2 shall be lifted, Toshiba’s payment obligations shall be reinstated effective as of the time of the original suspension (and any Covenant Release Date contemplated by clause (a) of the definition of “Covenant Release Date” shall be deemed voided and not to have occurred), and Toshiba shall make all payments as and when contemplated by Section 2.2. Beneficiary, in connection with making a demand, as contemplated by this Section 2.4, for payment under the Letters of Credit, shall provide Toshiba with a copy of such demand substantially contemporaneously with delivery of such demand to the applicable issuer.
Section 2.5    Reinstatement for Rescinded or Returned Payments
If, at any time, any payment or distribution or portion thereof contemplated by this Agreement (including any External Payments and any payments under this Article II) is rescinded or otherwise returned by Beneficiary or any other Person, whether upon or in connection with a Toshiba Insolvency Proceeding or the insolvency, bankruptcy, or reorganization of Toshiba, or otherwise, the original payment obligation of Toshiba under this Agreement shall be reinstated as of the date of such rescission or return and, to the extent such rescission or return relates to any payments as to which the payment dates therefor were prior to the date of such rescission or return, Toshiba shall make a payment to Beneficiary in the aggregate amount of such payments that were due on such payment dates within ten (10) Japanese business days following the delivery by Beneficiary to Toshiba of a written notice of such rescission or other return, accompanied by reasonable supporting documentation of such rescission or return.
Section 2.6    Preservation of Claims Against WEC Debtors and Third Parties
Nothing contained herein shall impact or limit the claims asserted by the Owners against any WEC Debtor or any third party (other than a Toshiba Released Party).
ARTICLE III
EXTERNAL PAYMENTS AND CREDITS
Section 3.1    Payment through Draw on Letters of Credit
Notwithstanding anything to the contrary in Section 5.1, Beneficiary may draw on any Letter of Credit prior to the Forbearance Termination Date on the following conditions. Beneficiary may deliver a written notice (a “Draw Instruction Notice”) to Toshiba advising Toshiba that the

Owners intend to make a demand for payment (“Draw Demand”) under the Letters of Credit after all applicable notices have been delivered to Westinghouse and all notice, grace or cure periods have ended permitting the Owners to draw under such Letters of Credit; provided, however, that (a) Owners shall not make a draw prior to October 1, 2017; (b) the amount of the Draw Demand shall not exceed $45,000,000, and (c) the amount of any Draw Demand shall not exceed the remaining amount then available to be drawn under the Letters of Credit by the Owners prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, and any other demands for payment under the Letters of Credit) without restriction. In the event Beneficiary elects to draw on a Letter of Credit as set forth in this section, Beneficiary shall specify in the Draw Instruction Notice (a) the amount to be demanded in the Draw Demand and (b) instructions as to which monthly payment amount shall be reduced by Beneficiary by application of the proceeds of the Draw Demand (it being understood that, except as set forth below, the Owners shall apply the proceeds of any Demand Draw first to any past due monthly payments and then to any next due monthly payments). If Beneficiary receives the proceeds of the Draw Demand from the issuer(s) of the Letters of Credit within ten (10) business days in the United States of America of the Owners’ presentation of the Draw Demand, Beneficiary will apply such proceeds to reduce monthly payment amounts as specified in the Draw Instruction Notice. If Beneficiary does not receive the proceeds of the Draw Demand from the issuer(s) of the Letters of Credit within ten (10) business days in the United States of America of the Owners’ presentation of the Draw Demand, (a) Toshiba shall be obligated to pay to Beneficiary as and when contemplated by Section 2.2 the monthly payment amounts that were to be reduced by Beneficiary by application of the proceeds of such Draw Demand and (b) Beneficiary will apply such proceeds of the Draw Demand, if and when received from the issuer(s) of the Letters of Credit, first to any past due monthly payments and then to any next due monthly payments.
Section 3.2    Westinghouse Proceeds
(a)    Beneficiary will apply the first $853,000,000 of all cash distributions received by it (i) pursuant to the Distribution Order or as contemplated by Section 4.6, or (ii) in respect of claims of the Owners for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), including any distributions from Westinghouse in exchange for, on account of, or in connection with such claims, against the monthly payment obligations of Toshiba under Section 2.2. Beneficiary will apply such cash distributions received by it to the monthly payment amounts on Schedule 2.2 in inverse order of their specified payment dates (i.e., starting with payment dates that are the farthest in the future).
(b)    Beneficiary will apply all cash distributions in excess of $853,000,000 received by it (i) pursuant to the Distribution Order or as contemplated by Section 4.6, or (ii) in respect of claims of the Owners for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), including any distributions from Westinghouse in exchange for, on account of, or in connection with such claims, against the monthly payment obligations of Toshiba under Section 2.2 Beneficiary will apply such distributions pro rata (based on the respective unpaid amounts set forth on Schedule 2.2) (a) first against all remaining monthly payment amounts set forth on Schedule 2.2 that have payment dates on or after March, 1 2019 and that are not past due, (b) second against all remaining monthly payment amounts set forth on Schedule 2.2 that have payment dates before March 1,

2019 and that are not past due and (c) third, if there are monthly payment amounts that are past due, against any such payment amounts.
(c)    For the avoidance of doubt, no non-cash distribution received by either Owner shall be applied to reduce the monthly payment obligations of Toshiba under Section 2.2, unless and until such distribution is reduced to cash. In the event that, as of the time (i) Toshiba is entitled to exercise subrogation rights as contemplated by Section 8.3 and (ii) the proviso in Section 8.3 is no longer applicable, any Owner continues to own or have any interest in any non-cash distributions received by such Owner in exchange for, on account of, or in connection with any claims of such Owner for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), Toshiba shall have the right, at any time thereafter, to demand in writing that such Owner, if and when any such non-cash distribution or interest therein is thereafter reduced to cash, transfer to Toshiba such cash. Following its receipt of such written demand such Owner shall so transfer to Toshiba any such cash received by it on account of such non-cash distribution or interest therein that has not, pursuant to this Agreement, been applied to monthly payment amounts on Schedule 2.2, but only to the extent the aggregate amount of all cash transferred to Toshiba pursuant to this Section 3.2(c) does not exceed such Owner’s Pro Rata Share of the Agreed Amount. Any such transfer of cash to Toshiba will be accompanied by a reasonably detailed accounting of (a) the non-cash distributions received by such Owner in exchange for, on account of, or in connection with any claims of such Owner for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code) and (b) any cash received in respect thereof.
Section 3.3    Toshiba Affiliate Amounts
The Owners shall have no obligation to pay the Toshiba Affiliate Amounts, provided, however, that any such Toshiba Affiliate Amounts withheld by the Owners shall reduce the Agreed Amount on a dollar-for-dollar basis. Beneficiary will apply such cash distributions received by it to the monthly payment amounts on Schedule 2.2 in inverse order of their specified payment dates (i.e., starting with payment dates that are the farthest in the future). For the avoidance of doubt, any Toshiba Affiliate Amounts paid by the Owners to or on account of Toshiba Affiliates shall not reduce the Agreed Amount.
Section 3.4    Satisfied Mechanics’ Liens Amount
The Satisfied Mechanics’ Liens Amount shall reduce the Agreed Amount as follows: (i) the first $100 million of Satisfied Mechanic’s Liens Amounts shall reduce the Agreed Amount on a dollar for dollar basis; (ii) the next $41 million of Satisfied Mechanic’s Liens Amounts shall not reduce the Agreed Amount and (iii) all remaining Satisfied Mechanic’s Liens Amounts in excess of $141 million shall reduce the Agreed Amount on a dollar for dollar basis. Beneficiary will apply the Satisfied Mechanic’s Liens Amounts to the monthly payment amounts on Schedule 2.2 in inverse order of their specified payment dates (i.e., starting with payment dates that are the farthest in the future).

ARTICLE IV
COVENANTS OF TOSHIBA
Section 4.1    Restrictive Covenants. At all times prior to the Covenant Release Date (and thereafter if the Covenant Release Date is voided pursuant to Section 2.4), Toshiba shall not, and shall cause each of its Affiliates (other than (i) the WEC Debtors and (ii) Affiliates of Toshiba that have their common equity securities listed on the New York Stock Exchange, The NASDAQ Stock Market, the Japan Stock Exchange, the London Stock Exchange, the Shanghai Stock Exchange, the Hong Kong Stock Exchange, Euronext or any other stock exchange acceptable to the Owners) not to, (a) create, incur, assume or suffer to exist any Lien upon or with respect to any assets of Toshiba or any of its Affiliates (other than (i) the WEC Debtors and (ii) Affiliates that have their common equity securities listed on the New York Stock Exchange, The NASDAQ Stock Market, the Japan Stock Exchange, the London Stock Exchange, the Shanghai Stock Exchange, the Hong Kong Stock Exchange, Euronext or any other stock exchange acceptable to the Owners), whether now owned or hereafter acquired, or (b) take any other action (including in connection with merger, spin or consolidation, deconsolidation or amalgamation) that, in each case, would have the effect of subordinating the claims of Beneficiary under the Toshiba Guaranty or the claims of either Owner under this Agreement to any other claims. The foregoing provisions of this Section 4.1 shall not apply to:
(i)    the transactions described in the press release issued by Toshiba on April 24, 2017, a copy of which is attached as Schedule 4.1(b), as well as the other ancillary transactions described in Schedule 4.1(b);
(ii)    Liens in favor of Financial Institutions, in each case, in connection with debt financing arrangements or other financial accommodations provided to Toshiba or any of its Affiliates;
(iii)    any Standard Permitted Lien arising in the ordinary course of business of Toshiba and its Affiliates; and
(iv)    guaranties by Toshiba for existing and new ordinary course projects of Toshiba or its Affiliates so long as such guaranties are subordinate to or pari passu with Toshiba’s obligations under the Toshiba Guaranty and under this Agreement.
Section 4.2    Southern
Toshiba will negotiate in good faith with the Owners regarding, and to minimize any adverse effects on the Owners or the construction, maintenance or operation of the Summer Facility (whether such facility is completed under the EPC Agreement or otherwise) of, any agreements or arrangements Toshiba or any of its Affiliates may enter into or contemplate entering into with Southern or any successors or assigns thereof; provided, however, that in no event will Toshiba or its Affiliates be required, by reason of this Section 4.2, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement.
Section 4.3    Services Agreements

Toshiba will negotiate in good faith with the Owners regarding a potential services agreement under which Toshiba would provide parts and services relating to the Summer Facility; provided, however, that in no event will Toshiba, by reason of this Section 4.3, have any obligation to enter into such services agreement; and provided further, however, that this Section 4.3 shall not require Toshiba to offer any extension of defect liability periods for the equipment and services it has supplied pursuant to previous agreements.
Section 4.4    Financial Information
Until the full and irrevocable payment by Toshiba of all amounts contemplated by Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2), and provided that the NDA remains effective (or, if the NDA is not effective, provided that each of the requesting Owners is willing to enter into a new agreement with Toshiba with confidentiality terms substantially comparable to those in the NDA), Toshiba will provide to Beneficiary the Toshiba Financial Information promptly following the request therefor by any Owner. Notwithstanding the foregoing, Toshiba shall be under no obligation to provide information to the Beneficiary relating to asset sales that have not been completed.
Section 4.5    Amendment, Modification and Waiver of the Distribution Order.
Without the prior written consent of each Owner, which consent may be granted or withheld in its sole discretion, Toshiba will not seek to reverse, withdraw, have reconsidered, vacate or otherwise amend the Distribution Order. Toshiba shall comply with all of its obligations under the Distribution Order.
Section 4.6    Pay Over. Until the full and irrevocable payment to Beneficiary of the Toshiba Obligation Amount pursuant to this Agreement, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5, any of the following that are received by Toshiba or any of its Affiliates (other than the WEC Debtors) shall be segregated and held in trust by Toshiba for Beneficiary and promptly paid over by Toshiba to Beneficiary for the benefit of SCE&G and Santee Cooper to be applied by Beneficiary as provided in Section 3.2(a) and Section 3.2(b): (i) any payment or distribution from Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries); (ii) any proceeds from the sale, by asset sale, stock sale, merger or otherwise, of Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries; or (iii) any proceeds from the sale of any claim against Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) (any of the items described in the foregoing clauses (i), (ii) and (iii), the “Pay Over Property”); provided, however, that, with respect to any Pay Over Property in respect of the equity securities of Toshiba Nuclear Energy Holdings (UK) Limited, this Section 4.6 shall not apply to the portion of such Pay Over Property allocable to any minority owner of Toshiba Nuclear Energy Holdings (UK) Limited that is not an Affiliate of Toshiba under the governing documents of Toshiba Nuclear Energy Holdings (UK) Limited, so long as such allocated portion does not exceed 10% of such Pay Over Property. Notwithstanding any provision of this Section 4.6, in lieu of complying with the foregoing provisions of this Section 4.6 Toshiba shall be entitled to return to Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) any Pay Over Property paid or distributed by such Person or such Person's agent or designee to Toshiba or any of its Affiliates. Toshiba further agrees that it (i) will not sell or transfer, or permit any of its Affiliates (other than the WEC Debtors) to sell or transfer (other than any sale or transfer to any Affiliate other than the WEC Debtors), any rights in respect of intercompany loans to Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) or any claims Toshiba or any of its Affiliates (other than the WEC Debtors) may have against Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) (and that Toshiba has sole authority to control) arising from Beneficiary or Owners’ draws under the Letters of Credit until the full and irrevocable payment to Beneficiary of the Toshiba Obligation Amount pursuant to this Agreement, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5 and (ii) will not sell or transfer any of its equity interest in Toshiba Nuclear Energy Holdings (UK) Limited until after a sale of all or substantially all of the assets of the WEC Debtors, including all or substantially all of the assets of Toshiba Nuclear Energy Holdings (UK) Limited.
Section 4.7    Payments Free and Clear
(a)    All payments under this Agreement shall be made in U.S. Dollars and without any deductions or withholding for or on account of any tax imposed upon any Owner, Beneficiary or Toshiba unless such deduction or withholding is required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, then in effect. If Toshiba is so required to deduct or withhold, then Toshiba will (i) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount of tax required to be deducted or withheld from any additional amount paid by Toshiba to any Owner or Beneficiary under this Section 4.7) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such an amount has been assessed against any Owner or Beneficiary, and in any event before penalties attach thereto or interest accrues thereon, (ii) promptly forward to the Owners an official receipt (or certified copy), or other documentation reasonably acceptable to the Owners, evidencing such payment to such authorities and (iii) in addition to the payment which any Owner or Beneficiary is otherwise entitled under this Agreement, if such deduction or withholding is on account of any tax imposed upon Toshiba, pay to the Owners and Beneficiary such additional amount as is necessary to ensure that the net amount actually received by the Owners and Beneficiary (free and clear of taxes assessed against Toshiba) will equal the full amount the Owners and Beneficiary would have received had no such deduction or withholding been required.
(b)    If (i) Toshiba is required to make any deduction or withholding on account of any tax from any payment made by it under this Agreement, (ii) Toshiba does not make the deduction or withholding, and (iii) a liability for or on account of the tax is therefore assessed directly against any Owner or Beneficiary, Toshiba shall pay to the Owners and Beneficiary, promptly after deemed, the amount of the liability (including any related liability for interest or penalties).

ARTICLE V
COVENANTS OF BENEFICIARY AND OWNERS
Section 5.1    Forbearance
Beneficiary will not, prior to the Forbearance Date, enforce any rights under the Toshiba Guaranty unless a Forbearance Termination Event has occurred (inclusive of the expiration without cure of any applicable cure period set forth in clause (d) of the definition of Forbearance Termination Event). Unless a Forbearance Termination Event has occurred, Beneficiary will not, prior to the Forbearance Date, make any demand for payment under any of the Letters of Credit except (a) as contemplated by Section 2.4 or Section 3.1, (b) from and after the delivery by Toshiba of a Payment Obligation Suspension Notice, and (c) in the sixty (60) day period before the expiration thereof.
Section 5.2    Southern
Each of the Owners agrees that it will negotiate in good faith with Toshiba regarding, and to minimize any adverse effects on the Owners or the construction, maintenance or operation of the Summer Facility (whether such facility is completed under the EPC Agreement or otherwise) of, any agreement or arrangements Toshiba or any of its Affiliates may enter into or contemplate entering into with Southern or any successors or assigns thereof; provided, however, that in no event will any of the Owners be required, by reason of this Section 5.2, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement.
Section 5.3    Services Agreements
Beneficiary will negotiate in good faith with Toshiba regarding a potential services agreement under which Toshiba may provide parts and services relating to the Summer Facility; provided, however, that in no event will any of the Owners be required, by reason of this Section 5.3, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement; and provided further, however, that in no event will any of the Owners, by reason of this Section 5.3, have any obligation to enter into such services agreement or to consider, or to undertake, any work or obligation with respect to the Summer Facility or the completion thereof.
Section 5.4    Consideration of Cost Reduction Proposals
Beneficiary will consider any good faith proposals it may receive from Toshiba for arrangements for incentives benefitting both Toshiba and the Owners that are intended to reduce costs to achieve Final Completion; provided, however, that in no event will any of the Owners be required, by reason of this Section 5.4, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement; and provided, further, however, that in no event will any of the Owners, by reason of this Section 5.4, have any obligation to enter into any arrangements with respect to any such incentives or to consider, or to undertake, any work or obligation with respect to the Summer Facility or Final Completion. Each Owner acknowledges and agrees that Toshiba is not required to provide any proposals pursuant to this Section 5.4. Toshiba makes no representations or warranties in respect of any such proposal. Except to the extent it otherwise agrees in writing, Toshiba will have no responsibility for the implementation and operation of any such proposal.

Section 5.5    Refund of Toshiba Payments
If, and only if, the Summer Facility achieves Final Completion, Beneficiary and each of the Owners agrees that it will promptly provide Toshiba with a statement (the “Summer Cost Statement”), in a form reasonably acceptable to Toshiba, of all Summer Costs. If (a) the amount of (i) Summer Costs as shown on the Summer Cost Statement minus (ii) the Contract Price (as adjusted as provided by the EPC Agreement) is less than (b) the Agreed Amount, then, if all payment obligations of Toshiba in this Agreement has been fully and irrevocably paid (whether or not then due), each Owner shall pay Toshiba its Pro Rata Share of 50% of the resulting difference. For the avoidance of doubt, the Parties acknowledge that the Owners shall have no obligation to minimize or reduce the Summer Costs, and Toshiba shall have no right to assert any right to payment under this Section 5.5 based on an assertion that the Summer Costs should have been lower.
Section 5.6    Support of Sale of Westinghouse’s Assets and Plan Support Agreement
Toshiba and each of the Owners agrees that it will support a prompt sale of the assets of Westinghouse and the other WEC Debtors pursuant to a plan of reorganization or a motion under section 363 of the Bankruptcy Code that is, in each case, acceptable to Toshiba and the Owners in their respective sole discretion. Toshiba and each of the Owners agrees that it will negotiate in good faith regarding the terms of an acceptable, in their respective sole discretion, plan support agreement that will set forth terms of an acceptable, in their respective sole discretion, chapter 11 plan for Westinghouse and the other WEC Debtors. Such plan support agreement shall include plan provisions which (i) provide for a third party release, exculpation and plan injunction substantially in the form of Exhibit B, and (ii) set forth an allocation, acceptable to each of the Owners in their respective sole discretion, of distributions to the Owners on account of their respective claims.
Section 5.7    Release
(a)    Effective immediately upon the full payment to Beneficiary, and receipt by the Owners, of the Toshiba Obligation Amount, each of the Owners on behalf of itself and its present and former agents, Affiliates, principals, shareholders, stakeholders, predecessors, subsidiaries, successors and assigns (collectively, the “Owner Releasing Parties”) hereby fully, finally and forever releases, acquits and discharges Toshiba, the Toshiba Affiliates, and any Toshiba Third Parties (but in no event including the WEC Debtors, any subsidiaries or any WEC Third Parties thereof (such parties collectively, the “Toshiba Released Parties”)) from any and all manner of action, causes of action, claims, demands, lawsuits, attorneys’ fees and costs, losses, expenses, damages, right to equitable remedy if such breach gives rise to a right of payment, or liabilities of whatever kind and nature whatsoever, whether now known or unknown, asserted or unasserted, suspected or unsuspected, whether arising under federal, state, local, statutory, common, foreign or administrative Law, or any other Law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, at law or in equity, secured or unsecured that any of the Owner Releasing Parties heretofore had, or now or hereafter have, own or hold, or could assert directly or indirectly, against Toshiba in any forum, arising out of or related to (a) the EPC Agreement and any and all related documents, and (b) the Toshiba Guaranty; provided, however, that nothing in this Section 5.7(a) shall release Toshiba or any of the other Toshiba Released Parties from any obligation under any contract or agreement to which it is a party (other than the Toshiba Guaranty), including this Agreement (including under Section 2.5), any other contract in connection with Toshiba’s or any other Toshiba Released Party’s role as supplier to the Summer Facility, and any services agreements entered into by Toshiba and the Owners. For the avoidance of doubt, if a Third Party is both a Toshiba Third Party and a WEC Third Party, the release contained herein only pertains to such Third Party in its capacity as a Toshiba Third Party.
(b)    Effective immediately upon the effectiveness of the release contemplated by Section 5.7(a), Toshiba, on behalf of itself and its present and former agents, Affiliates, principals, shareholders, stakeholders, predecessors, subsidiaries, successors and assigns, excluding the WEC Debtors and any subsidiaries thereof (collectively, the “Toshiba Releasing Parties”, together with the Owner Releasing Parties, the “Releasing Parties”) hereby fully, finally and forever releases, acquits and discharges each of the Owners and each of their respective agents, Affiliates, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns (collectively, the “Owner Released Parties”, together with the Toshiba Released Parties, the “Released Parties”) from any and all manner of action, causes of action, claims, demands, lawsuits, attorneys’ fees and costs, losses, expenses, damages, right to equitable remedy if such breach gives rise to a right of payment, or liabilities of whatever kind and nature whatsoever, whether now known or unknown, asserted or unasserted, suspected or unsuspected, whether arising under federal, state, local, statutory, common, foreign or administrative Law, or any other Law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, at law or in equity, secured or unsecured that any of the Toshiba Releasing Parties heretofore had, or now or hereafter have, own or hold, or could assert directly or indirectly, against Toshiba in any forum, arising out of or related to (a) the EPC Agreement and any and all related documents, and (b) the Toshiba Guaranty; provided however, that nothing in this Section 5.7(b) shall release any of the Owner Released Parties from any obligation under any other contract or agreement to which it is a party (other than the Toshiba Guaranty), including this Agreement, any other contract in connection with Toshiba’s or any other Toshiba Released Party’s role as supplier to the Summer Facility, and any services agreements entered into by Toshiba and the Owners.
(c)    The Releasing Parties are fully aware of the provisions of California Civil Code Section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each of the Releasing Parties agrees to voluntarily waive the provisions of California Civil Code Section 1542 (or under any Law of any state or territory of the United States, or principle of common law, or under the Law of any foreign country, that is similar, comparable or equivalent to section 1542 of the California Civil Code) with respect to the claims released in Section 5.7(a)

and Section 5.7(b). The Releasing Parties acknowledge and agree that the foregoing waiver was separately bargained for and a key element of the Agreement of which this release is a part.
(d)    Covenants Not To Sue
(i)    The Releasing Parties promise not to sue or proceed in any manner, in court, agency or any other proceedings, whether at law, in equity, by way of administrative hearing, or otherwise, or to solicit others to institute any such actions or proceedings, against the Released Parties concerning any of the claims released in this Section 5.7.
(ii)    The releases and covenants not to sue contained in this Section 5.7 may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted in breach of the releases or covenants not to sue.
Section 5.8    Mechanics’ Liens
(a)    The Beneficiary shall, from time to time, provide information reasonably requested by Toshiba regarding settlements or satisfactions of the Mechanics’ Liens claims, including an accounting of the Satisfied Mechanics Liens Amount and documentation to support the same, with copies of all lien release certificates pursuant to such lien claim resolutions to be provided to Toshiba following receipt of the same in accordance with Section 8.1 of this Agreement.
(b)    In the event that, as of the time (i) Toshiba is entitled to exercise subrogation rights as contemplated by Section 8.3 and (ii) the proviso in Section 8.3 is no longer applicable, any Owner continues to own or have any interest in any Mechanics’ Liens claims, Toshiba shall have the right, at any time thereafter, to demand in writing that such Owner, if and when any such interest therein is thereafter reduced to cash, transfer to Toshiba such cash. Any such transfer of cash to Toshiba will be accompanied by a reasonably detailed accounting of any cash received by such Owner in respect of such Mechanics’ Liens claims.
Section 5.9    Resolutions; Legal Opinions. Beneficiary shall deliver reasonably acceptable, certified English translation of the resolutions approved by the Board of Directors (or similar governing body) of Beneficiary authorizing the execution, delivery and performance of this Agreement on or before August 10, 2017. Additionally, counsel for the Beneficiary shall deliver reasonably acceptable legal opinions regarding the authorization, execution, and delivery of this Agreement by such Beneficiary and the enforceability of this Agreement against such Beneficiary on or before August 10, 2017
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.1    Representations and Warranties of Toshiba
Toshiba represents and warrants to the Owners as of the date of this Agreement that:

(a)    Due Organization. Toshiba is a corporation duly organized and validly existing under the Laws of Japan. Toshiba has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in any other jurisdiction in which the transaction of its business makes such qualification necessary.
(b)    Due Authorization; Binding Obligation. Toshiba has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Toshiba, and the consummation by Toshiba of the transactions contemplated hereby, have been duly authorized by the necessary action on the part of Toshiba; this Agreement has been duly executed and delivered by Toshiba and is the valid and binding obligation of Toshiba enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.
(c)    Non-Contravention. The execution, delivery and performance of this Agreement by Toshiba and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with (A) the organizational documents of Toshiba or (B) any Law or any order of any Governmental Unit, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Toshiba is a party or by which it or any of its properties is bound or affected or (iii) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the properties or assets of Toshiba or any of its Affiliates.
(d)    Approvals. There are no approvals or consents of Governmental Units or other Persons not yet obtained, the absence of which would materially impair Toshiba’s ability to execute, deliver and perform its obligations under this Agreement.
(e)    Litigation. There are no proceedings, claims or lawsuits pending or, to the knowledge of Toshiba, threatened against Toshiba that question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.
Section 6.2    Representation and Warranties of Owners
Each Owner hereby severally represents and warrants to Toshiba as of the date of this Agreement that:
(a)    Validity and Enforceability. Such Owner has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Owner, and the consummation by such Owner of the transactions contemplated hereby, have been duly authorized and approved by all required action on the part of such Owner. This Agreement has been duly executed and delivered by such Owner and, assuming due authorization, execution and delivery by Toshiba, represents the legal, valid and binding obligation of such Owner enforceable against such Owner in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.
(b)    Existence and Good Standing. Such Owner is duly organized, validly existing and in good standing under the Laws of the State of South Carolina.
(c)    No Conflict; Required Filings and Consents. Neither the execution of this Agreement by such Owner nor the performance by such Owner of its obligations hereunder will violate or conflict with the charter or any other organizational document of such Owner and such execution and performance do not and will not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Owner is a party or by which it or any of its properties is bound or affected.
(d)    Approvals. There are no approvals or consents of Governmental Units or other Persons not yet obtained, the absence of which would materially impair such Owner’s ability to execute, deliver and perform its obligations under this Agreement.
(e)    Litigation. There are no proceedings, claims or lawsuits pending or, to the knowledge of such Owner, threatened against such Owner that question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.
ARTICLE VII
REMEDIES, NUCLEAR INDEMNITY AND INSURANCE
Section 7.1    Beneficiary Remedies. From and after the earlier of (a) any Forbearance Termination Event (including the expiration without cure of any applicable cure period set forth in clause (d) of the definition of Forbearance Termination Event) and (b) the Forbearance Date, Beneficiary may pursue all of its legal and equitable rights and remedies under the Toshiba Guaranty and Toshiba shall not argue that the terms or existence of this Agreement constitute a defense thereunder; provided, however, that each of the Owners agrees that it shall not, in any event, pursue, assert, or claim any amounts under the Toshiba Guaranty in excess of the Toshiba Obligation Amount and Toshiba agrees that it shall not, in any event, assert or claim that under the Toshiba Guaranty it owes Beneficiary an amount less than the Toshiba Obligation Amount.
Section 7.2    Owner Remedies. From and after a Forbearance Termination Event, in addition to Beneficiary’s rights under Section 7.1, each Owner may (a) by notice to Toshiba, declare all payment obligations of Toshiba under this Agreement to be immediately due and payable, whereupon all such obligations shall accelerate and be immediately due and payable; provided, however, that if a Toshiba Insolvency Proceeding has occurred, no such declaration shall be required and, upon the occurrence of such Toshiba Insolvency Proceeding, all of such obligations shall automatically accelerate and be immediately due and payable, (b) make draws under the Letters of Credit and apply the proceeds thereof to reduce amounts due under this Agreement (including amounts due as a result of the acceleration described in the foregoing clause (a)) or under the Toshiba Guaranty and (c) pursue all of legal and equitable rights and remedies available to it.
Section 7.3    Specific Performance; Remedies Not Exclusive.

(a)    Toshiba agrees that irreparable damage will result if this Agreement is not performed by Toshiba in accordance with its terms, and any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, this Agreement and the obligations of Toshiba hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate preliminary or permanent injunctive relief may be applied for and granted in connection therewith (and any requirement to post any bond in connection therewith is hereby waived). Notwithstanding the foregoing, neither the Beneficiary nor any of the Owners may seek a decree of specific performance, or any related preliminary or permanent injunctive relief, with respect to any action (a “Survival Action”) taken by Toshiba that violates Section 4.1 if (i) such action has been approved in advance by Toshiba’s board of directors and (ii) in connection with such approval, Toshiba’s board of directors has determined, in good faith, after consultation with, and receiving the advice of, outside legal counsel, that (A) the failure to take the Survival Action will (x) violate the directors’ fiduciary duties under applicable Law and (y) result in the failure of Toshiba to continue as a going concern and (B) such Survival Action will have the minimum adverse consequence to Beneficiary and the Owners that can be reasonably achieved while also allowing Toshiba to continue as a going concern (it being understood, for the avoidance of doubt, that notwithstanding anything to the contrary herein, Beneficiary and Owners reserve all rights to pursue all of its legal and equitable rights and remedies under the Toshiba Guaranty; provided, however, that each of the Owners agrees that it shall not, in any event, pursue, assert, or claim any amounts under the Toshiba Guaranty in excess of the Toshiba Obligation Amount). Subject to the limitations set forth in this Section 7.3(a), if an action is brought by either Owner to enforce this Agreement, Toshiba shall waive the defense that there is adequate remedy at Law. The limitations set forth in this Section 7.3(a) on seeking a decree of specific performance, or any related preliminary or permanent injunctive relief, shall not mean, and shall not imply, that a violation of Section 4.1 is not a breach of this Agreement and a Forbearance Termination Event triggering the rights and remedies arising therefrom as set forth in this Agreement and at law, which rights and remedies shall be available.
(b)    Each of Beneficiary and the Owners agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, this Agreement and the obligations of each of the Beneficiary and the Owners hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate preliminary or permanent injunctive relief may be applied for and granted in connection therewith (and any requirement to post any bond in connection therewith is hereby waived). If an action is brought by Toshiba to enforce this Agreement, Beneficiary and each of the Owners shall waive the defense that there is adequate remedy at Law.
(c)    All remedies provided for in this Agreement or otherwise available at law or in equity shall be cumulative and not exclusive and shall be in addition to any other remedies that a Party may have under this Agreement.
Section 7.4    Attorneys’ Fees
The prevailing Party in any action to enforce this Agreement against any other Party or to recover damages or obtain other remedies for a breach of this Agreement by any other Party shall be entitled to receive from the losing Party any and all costs (including reasonable attorneys’ fees and related expenses) incurred in connection with such action.
Section 7.5    Nuclear Indemnity and Insurance
Subject to Section 7.5(f), while they are owners of the Summer Facility and all required authorizations from the U.S. Nuclear Regulatory Commission authorizing operation of the Summer Facility have been issued and are in effect:
(a)    Owners shall maintain insurance to cover Public Liability Claims as defined in 42 U.S.C. § 2014(w) in such form and in such amount to meet the financial protection requirements of the Atomic Energy Act of 1954, as amended, and regulations promulgated pursuant thereto.
(b)    Owners shall maintain a governmental indemnity agreement pursuant to the Atomic Energy Act of 1954, as amended, and regulations promulgated pursuant thereto.
(c)    In the event that the financial protection system contemplated by Section 170 of the Atomic Energy Act of 1954, as amended, is repealed or changed, Owners will maintain in effect liability protection through governmental indemnity, limitation of liability to third parties and/or insurance of comparable coverage which will not result in a material impairment of the protection afforded Toshiba and its Affiliates set forth on Schedule 7.5 hereto by such nuclear liability protection system which is in effect as of the Effective Date (as defined in the EPC Agreement), subject to (i) the availability of insurance, (ii) customary practice in the United States nuclear electric utility industry, and (iii) other relevant factors in light of the then existing conditions. Subject to the foregoing subsections (i), (ii), and (iii) of the immediately preceding sentence, Owners shall ensure that Toshiba and its Affiliates set forth on Schedule 7.5 hereto is included in the omnibus definition of “insured” under such alternate insurance coverage or are otherwise included as additional insureds at no cost to Toshiba or its Affiliates set forth on Schedule 7.5 hereto.
(d)    In no event shall Toshiba or its Affiliates set forth on Schedule 7.5 hereto be responsible to Owners (or any of the owners of Unit 1) for personal or bodily injury (including death), property damage, loss or damage to any property at the Summer Facility and Unit 1, or for any indirect, special, incidental, punitive or consequential loss, damage or injury, whether or not based on any claim of fault, negligence or strict liability, where any of the foregoing arises out of or results from a Nuclear Incident and Owners hereby release Toshiba and its Affiliates from any such liability.
(e)    Nuclear Property Insurance. Owners shall take reasonable steps to maintain property insurance in reasonable amounts and at reasonable costs with respect to the Facility and the Summer Facility and the Unit 1 (and associated structures) as may be available from the existing nuclear property insurance pools (e.g., Nuclear Electric Insurance Limited – NEIL), or other sources and consistent with the then current industry practice, providing protection against physical loss or damage to the Summer Facility. The limits of insurance shall also be maintained in accordance with the requirements of the U.S. Nuclear Regulatory Commission and in a manner and to the extent that property of similar character is usually insured by companies similarly situated to the Owners with like properties. Such insurance shall cover Toshiba and its Affiliates set forth on Schedule 7.5 hereto to the extent of their interest in any loss paid thereunder, and as between Owners and Toshiba and its Affiliates set forth on Schedule 7.5 hereto, Owners hereby waive all rights to proceeds from such insurance and rights of subrogation on behalf of themselves and their insurers for any loss or damage covered by such insurance to the extent of Toshiba’s and its Affiliates’ (such Affiliates set forth on Schedule 7.5 hereto) loss during the Work and thereafter whether liability for such loss or damage arises in contract, tort or otherwise, and irrespective of fault, negligence, strict liability or otherwise.
(f)    Duration. The protection provided pursuant to this Section 7.5 shall be taken out prior to the first delivery of Nuclear Fuel at the Summer Facility, and shall remain in effect until the permanent decommissioning of the Summer Facility; provided, however, that upon permanent cessation of operation, the coverages and limits of insurance may be reduced to the extent permitted by the U.S. Nuclear Regulatory Commission.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Notices
All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent designated for overnight delivery by an internationally recognized overnight air courier (such as Federal Express), one (1) business day after mailing; (b) if sent by facsimile transmission before 5:00 p.m. on a business day local time of recipient, when transmitted and receipt is confirmed; (c) if sent by electronic mail, when transmitted; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party:
if to Toshiba:
Toshiba Corporation
1-1, Shibaura 1-chome, Minato-ku
Tokyo 105-8001, Japan
Attention: Ayumi Wada
General Manager, Legal Affairs Division
Facsimile: +81-3-5444-9214
Email: ayumi.wada@toshiba.co.jp

with a copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 S Grand Ave, Suite 3400
Los Angeles, CA 90071
Attention: Van C. Durrer, II
Facsimile: (213) 687-5200
Email: van.durrer@skadden.com

and to:

Skadden, Arps, Slate, Meagher & Flom LLP
1-6-1 Rappongi, Minato-ku
Tokyo 106-6021, Japan
Attention: Mitsuhiro Kamiya
Facsimile: +81-3-3568-2626
Email: mitsuhiro.kamiya@skadden.com
if to either Owner:
South Carolina Electric & Gas Company
Attn: President
Mail Code D302
220 Operation Way
Cayce, SC 29033
Telephone No.: 803-217-8097
Facsimile No.: 804-933-7043
and to:
South Carolina Public Service Authority
Attn: Chief Operating Officer (M602)
One Riverwood Drive
P.O. Box 2946101
Moncks Corner, SC 29461-6101
Telephone No.: 843-761-4087
Facsimile No.: 843-761-7037
with copies (which shall not constitute notice) to:
South Carolina Electric & Gas Company
Attn: General Counsel
Mail Code D308
220 Operation Way
Cayce, SC 29033
Telephone No.: 803-217-8634
Facsimile No.: 804-933-7676

And to:

South Carolina Public Service Authority
Attn: General Counsel (M603)
One Riverwood Drive
P.O. Box 2946101
Moncks Corner, SC 29461-6101
Telephone No.: 843-761-7007
Facsimile No.: 843-761-7037
Section 8.2    Waiver
The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by any other Party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the responsibility or obligation itself.
Section 8.3    Subrogation
Effective upon the full and irrevocable payment to Beneficiary, and receipt by the Owners, of the Toshiba Obligation Amount pursuant to this Agreement, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5, Toshiba shall be entitled to exercise any and all subrogation rights (including, without limitation, any such rights pursuant to Section 509 of the Bankruptcy Code) it may have against Westinghouse arising from a breach by Westinghouse of the EPC Agreement (including rejection thereof pursuant to Section 365 of the Bankruptcy Code); provided, however, that Toshiba's claims by way of such subrogation shall be subordinated to all claims of the Owners against Westinghouse and the other WEC Debtors until all such claims of the Owners have been paid in full in cash.
Section 8.4    Assignment
This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each Party under this Agreement. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other Person except that Beneficiary and each of the Owners may assign its rights hereunder.
Section 8.5    Third Party Rights
Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.
Section 8.6    Choice of Law

This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
Section 8.7    Headings
The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
Section 8.8    Entire Agreement
This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement (a) alters or otherwise affects the Letters of Credit (except as provided in Section 5.1 hereof) or the EPC Agreement or any rights or obligations thereunder or (b) alters, amends, or otherwise affects, or constitutes a novation, accord or satisfaction of, the Toshiba Guaranty except as provided in Article II, Article III, Section 5.1 and Section 8.11 hereof.
Section 8.9    Severability
Should any term, provision, covenant or restriction of this Agreement be deemed invalid, illegal, void by any rule of Law of any jurisdiction in which it is to be performed or unenforceable for any reason, such term, provision, covenant or restriction shall be deemed null and void, but the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force in all other respects and shall in no way be affected, impaired or invalidated so long as the intended economic and legal substance of this Agreement, taken as a whole, is not affected in any manner materially adverse to any Party. Should any provision of this Agreement be or become ineffective because of changes in Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of Law, the validity of the other terms, provisions, covenants and restrictions of this Agreement shall not be affected thereby so long as the intended economic and legal substance of this Agreement, taken as a whole, is not affected in any manner materially adverse to any Party. Upon such a determination that any term or other provision is invalid, illegal, void, omitted or unenforceable or upon such provision being or becoming ineffective, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law and in an acceptable manner in order that the matters contemplated hereby be addressed as originally contemplated to the fullest extent possible.
Section 8.10    Counterparts
This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 8.11    Further Assurances
Each Party shall execute such instruments and documents and shall give such further assurances as shall be necessary to perform such Party’s obligations hereunder.

Section 8.12    Jurisdiction; Venue
Either Party may submit the dispute to arbitration in accordance with the terms of Exhibit D hereto. Except as provided below in this Section 8.12 with respect to arbitration, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a federal court or, if jurisdiction cannot lie therein, a state court, in either case located in New York, and each of the Parties hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, however, that no Party may bring such a suit, action or proceeding with respect to any dispute that is already the subject of an arbitration proceeding that has been commenced as provided below in this Section 8.12.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding anything to the contrary in this Section 8.12, a provisional attachment, provisional injunction or any other provisional legal remedies to secure a Party’s right or benefit may be brought in a court of competent jurisdiction in a state or federal court located in New York or in a district court located in Japan, wherever located. For the avoidance of doubt, nothing in this Section 8.12 shall permit Beneficiary or the Owners to seek a decree of specific performance or any related preliminary or permanent injunctive relief that would violate Section 7.3(a) of this Agreement.
Section 8.13    Certain Interpretive Matters
(a)    Unless the context requires otherwise, (i) all references to Sections, Articles, Exhibits, or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (ii) words in the singular include the plural and vice versa, (iii) the term “including” means “including without limitation,” and (iv) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. All references to “$” or dollar amounts will be to lawful currency of the United States of America. All references to “$” or dollar amounts, or “%” or percent or percentages, shall be to precise amounts and not rounded up or down. All references to “day” or “days” will mean calendar days.
(b)    No provision of this Agreement will be interpreted in favor of, or against, either of the Parties by reason of the extent to which such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.
Section 8.14    Waiver of Right to Jury Trial. EACH OF THE OWNERS AND TOSHIBA HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG TOSHIBA AND ANY OWNER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SETTLEMENT AGREEMENT OR ANY OTHER

INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS RELATED HERETO.  EACH OF THE OWNERS AND TOSHIBA HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SETTLEMENT AGREEMENT, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF EACH OF THE OWNERS AND TOSHIBA UNDER THIS SETTLEMENT AGREEMENT.
Section 8.15    Obligations of the Owners are Several. Notwithstanding anything to the contrary in this Agreement, the obligations of the Owners hereunder are several and not joint.
Section 8.16    Amendment, Modification, and Waiver of the Agreement. This Agreement may not be amended or modified without the prior written consent of each Party, which consent may be granted or withheld by such Party in its sole discretion. The provisions and covenants set forth in this Agreement may not be waived without the prior written consent of each affected Party, which consent may be granted or withheld by such Party in its sole discretion.
Section 8.17    Counterparts. This Agreement may be executed in any number of parts, all of which taken together shall be considered to comprise one and the same document, and this Agreement shall become binding on all Parties when each Party has completed delivery of an executed counterpart copy to the other Parties. Delivery may be effected by actual delivery or by electronic transmission of an executed counterpart copy to the other Parties.
Section 8.18    Confidentiality. Prior to the approval of the Parties’ respective Boards of Directors (or other applicable governing bodies) and the delivery and release of fully executed signature pages thereto, no Party will disclose to any person (a) any terms or other facts with respect to the transaction contemplated herein, including the status thereof or (b) the prior execution of any Party to this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.
TOSHIBA CORPORATION
By:    /s/Mamoru Hatazawa
Its:    Executive Officer Corporate VP
SOUTH CAROLINA ELECTRIC & GAS COMPANY
By: /s/Kevin B. Marsh
Its:    Chief Executive Officer
SOUTH CAROLINA PUBLIC SERVICE AUTHORITY
By:    /s/Lonnie N. Carter
Its:    Chief Executive Officer

[Signature Page to Settlement Agreement]

EXHIBIT A
Letters of Credit
Standby Letter of Credit No. 00606948 in the amount of US $22,500,000.00 issued by Mizuho Bank, Ltd for the benefit of South Carolina Electric and Gas Company, for itself and as agent for South Carolina Public Service Authority.
Standby Letter of Credit No. LG/MIS/NY-095396 in the amount of US $22,500,000.00 issued by Sumitomo Mitsui Banking Corporation for the benefit of South Carolina Electric and Gas Company, for itself and as agent for South Carolina Public Service Authority.

EXHIBIT B
Form of Plan Injunction, Release, and Exculpation
For the avoidance of doubt, the Parties and their respective Affiliates shall be included in “Released Parties,” “Exculpated Parties,” or similar defined terms as necessary and appropriate.
Injunction.
AS OF THE EFFECTIVE DATE, EXCEPT WITH RESPECT TO THE OBLIGATIONS OF THE REORGANIZED DEBTORS UNDER THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, CURRENTLY HOLD OR MAY HOLD ANY CLAIMS OR INTERESTS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THAT ARE WAIVED, DISCHARGED OR RELEASED UNDER THIS PLAN SHALL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ENFORCEMENT ACTIONS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES (TO THE EXTENT THE RELEASED PARTIES ARE RELEASED BY A RELEASING PARTY) OR ANY OF THEIR RESPECTIVE ASSETS OR PROPERTY ON ACCOUNT OF ANY SUCH WAIVED, DISCHARGED OR RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING; (2) ENFORCING, LEVYING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (3) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY DEBTOR, REORGANIZED DEBTOR OR RELEASED PARTY; AND (5) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE TO ASSERT ANY CLAIM WAIVED, DISCHARGED OR RELEASED UNDER THIS PLAN OR THAT DOES NOT OTHERWISE COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN.
Exculpation.
FROM AND AFTER THE EFFECTIVE DATE, THE EXCULPATED PARTIES, THE DEBTORS AND THE REORGANIZED DEBTORS SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY, AND NO HOLDER OF A CLAIM OR INTEREST, NO OTHER PARTY IN INTEREST AND NONE OF THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE ANY RIGHT OF ACTION AGAINST ANY DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN BEFORE THE EFFECTIVE DATE IN CONNECTION WITH, RELATED TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE DEBTORS IN POSSESSION OR THE NEGOTIATION, CONSIDERATION, FORMULATION, PREPARATION,

DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THIS PLAN, THE EXHIBITS, THE DISCLOSURE STATEMENT, ANY AMENDMENTS TO ANY OF THE FOREGOING OR ANY OTHER TRANSACTIONS PROPOSED IN CONNECTION WITH THE CHAPTER 11 CASES OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION THEREWITH DURING THE CHAPTER 11 CASES OR IN CONNECTION WITH ANY OTHER OBLIGATIONS ARISING UNDER THIS PLAN OR THE OBLIGATIONS ASSUMED HEREUNDER; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS SECTION SHALL HAVE NO EFFECT ON: (1) THE LIABILITY OF ANY ENTITY THAT WOULD OTHERWISE RESULT FROM THE FAILURE TO PERFORM OR PAY ANY OBLIGATION OR LIABILITY UNDER THIS PLAN OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT (i) PREVIOUSLY ASSUMED, (ii) ENTERED INTO DURING THE CHAPTER 11 CASES, OR (iii) TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN OR (2) THE LIABILITY OF ANY EXCULPATED PARTY THAT WOULD OTHERWISE RESULT FROM ANY ACT OR OMISSION OF SUCH EXCULPATED PARTY TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING FRAUD). FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS PROVISION SHALL RELIEVE ANY EXCULPATED PARTY FROM ANY OBLIGATION OR LIABILITY UNDER [THIS AGREEMENT OR THE TOSHIBA GUARANTY.]

Third Party Release.

WITHOUT LIMITING ANY OTHER APPLICABLE PROVISIONS OF, OR RELEASES CONTAINED IN, THIS PLAN, AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CONSIDERATION AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN, EACH RELEASING PARTY SHALL BE DEEMED TO HAVE FOREVER RELEASED AND COVENANTED WITH THE RELEASED PARTIES TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL LIABILITIES IN ANY WAY THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST ANY RELEASED PARTY (WHICH RELEASE SHALL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE), IN EACH CASE, RELATING TO A DEBTOR, THE ESTATES, THE CHAPTER 11 CASES, THE NEGOTIATION, CONSIDERATION, FORMULATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THIS PLAN, THE EXHIBITS, THE DISCLOSURE STATEMENT, ANY AMENDMENTS THERETO, THE DIP CREDIT AGREEMENT, THE DIP ORDER, ANY OF THE NEW SECURITIES AND DOCUMENTS, THE RESTRUCTURING TRANSACTIONS OR ANY OTHER TRANSACTIONS IN CONNECTION WITH THE CHAPTER 11 CASES OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER

AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION THEREWITH OR IN CONNECTION WITH ANY OTHER OBLIGATIONS ARISING UNDER THIS PLAN OR THE OBLIGATIONS ASSUMED HEREUNDER;
THE FOREGOING PROVISION OF THIS SECTION SHALL HAVE NO EFFECT ON:
(A) THE LIABILITY OF ANY ENTITY THAT WOULD OTHERWISE RESULT FROM THE FAILURE TO PERFORM OR PAY ANY OBLIGATION OR LIABILITY UNDER THIS PLAN OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT (i) PREVIOUSLY ASSUMED, (ii) ENTERED INTO DURING THE CHAPTER 11 CASES, OR (iii) TO BE TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN;
(B) THE LIABILITY OF ANY RELEASED PARTY THAT WOULD OTHERWISE RESULT FROM ANY ACT OR OMISSION OF SUCH RELEASED PARTY TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING FRAUD);
(C) ANY NON-RELEASING PARTY;
FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS PROVISION SHALL RELIEVE ANY RELEASED PARTY FROM ANY OBLIGATION OR LIABILITY UNDER [THIS AGREEMENT OR THE TOSHIBA GUARANTY.]
ENTRY OF THE CONFIRMATION ORDER BY THE BANKRUPTCY COURT SHALL CONSTITUTE AN ORDER APPROVING THE THIRD PARTY RELEASE PURSUANT TO BANKRUPTCY RULE 9019, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSES OF ACTION RELEASED PURSUANT TO THE THIRD PARTY RELEASE. NOTHING HEREIN SHALL ABROGATE APPLICABLE ATTORNEY DISCIPLINARY RULES.

EXHIBIT C
Distribution Order

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------- x
In re :    Chapter 11
WESTINGHOUSE ELECTRIC     :    Case No. 17-10751 (MEW)
COMPANY LLC, et al.,     :
: (Jointly Administered)
Debtors1 :
------------------------------------------------------- x

ORDER REGARDING DISTRIBUTIONS IN RESPECT OF
CLAIMS AND INTERESTS OF TOSHIBA CORPORATION AND AFFILIATES

Upon consideration of this Order Regarding Distributions of Claims and Interests of Toshiba Corporation and Affiliates (this “Order”); the terms of this Order having been approved in form and substance by the above-captioned debtors (collectively, the “Debtors”),Georgia Power Company (“Georgia Power”), Oglethorpe Power Corporation (“OPC”),Municipal Electric Authority of Georgia (“MEAG”), and the City of Dalton, Georgia (“Dalton”),as joint owners (Georgia Power, OPC, MEAG and Dalton, collectively, the “Vogtle Owners”) of the Vogtle Electric Generating Plant (the “Vogtle Plant”), and Toshiba Corporation (“Toshiba” and, together with the Debtors and the Vogtle Owners, the “Parties”); and upon the Amended Declaration of Kei Nishida In Support of Entry of the Stipulated Order Regarding Distributions.

1The debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if any, are: Westinghouse Electric Company LLC (0933), CE Nuclear Power International, Inc. (8833), Fauske and Associates LLC (8538), Field Services, LLC (2550), Nuclear Technology Solutions LLC (1921), Nuclear Holding Co., Inc. (7944), PaR Nuclear, Inc. (6586), PCI Energy Services LLC (9100), Shaw Global Services, LLC (0436), Shaw Nuclear Services, Inc. (6250), Stone & Webster Asia Inc. (1348), Stone & Webster Construction Inc. (1673), Stone & Webster International Inc. (1586), Stone & Webster Services LLC (5448), Toshiba Nuclear Energy Holdings (UK) Limited (2348), TSB Nuclear Energy Services Inc. (2348), WEC Carolina Energy Solutions, Inc. (8735), WEC Carolina Energy Solutions, LLC (2002), WEC Engineering Services Inc. (6759), WEC Equipment & Machining Solutions, LLC (3135), WEC Specialty LLC (N/A), WEC Welding and Machining, LLC (8771), WECTEC Contractors Inc. (4168), WECTEC Global Project Services Inc. (8572), WECTEC LLC (6222), WECTEC Staffing Services LLC (4135), Westinghouse Energy Systems LLC (0328), Westinghouse Industry Products International Company LLC (3909), Westinghouse International Technology LLC (N/A), and Westinghouse Technology Licensing Company LLC (5961). The Debtors’ principal offices are located at 1000 Westinghouse Drive, Cranberry Township, Pennsylvania 16066.

In Respect of Claims and Interests of Toshiba Corporation and Affiliates (the “Nishida Declaration”); and the Parties having agreed and the Court having found that:
A.The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334;

B.This is a core proceeding pursuant to 28 U.S.C. § 157(b);

C.    Notice of the relief granted herein was sufficient under the circumstances and consistent with the Bankruptcy Rules, the Local Rules and the Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c), 2002(m), and 9007 Implementing Certain Notice and Case Management Procedures (D.I. 101);
D.    Toshiba and the Vogtle Owners have entered into a settlement (the “Vogtle Settlement”), a copy of which has been separately filed at Docket No. 764 and attached to the Nishida Declaration as Exhibit A thereto, pursuant to which Toshiba and the Vogtle Owners have resolved, among other things, the timing, amount and manner of payments to be made by Toshiba, directly or indirectly, to the Vogtle Owners in respect of Toshiba’s guaranty obligations to the Vogtle Owners;
E.    Toshiba, and South Carolina Electric & Gas Company and South Carolina Public Service Authority (collectively, the “VC Summer Owners”) as owners of the VC Summer Electric Generating Plant are engaged in negotiations regarding a potential settlement to resolve the timing, amount, and manner of payments to be made by Toshiba, directly or indirectly, to the VC Summer Owners in respect of Toshiba’s guaranty obligations to the VC Summer Owners (any VC Summer settlement that is ultimately entered into by those parties, being referred to as the “VC Summer Settlement” and, together with the Vogtle Settlement, the “Settlements”);

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F.    The Vogtle Settlement requires and, if and when entered into by the parties thereto, the VC Summer Settlement will require the entry of an Order by this Court that provides that the Vogtle Owners and the VC Summer Owners (the Vogtle Owners and VC Summer Owners, collectively the “Owners”) shall receive all distributions from the Debtors’ estates in respect of (i) any rights of Toshiba or any other entity (other than each of the Debtors and any of the Debtors’ subsidiaries) that (a) owns or controls, directly or indirectly, Toshiba, (b) is owned or controlled by Toshiba, or (c) is under common control with Toshiba, where “control” means the power to unilaterally direct the management or policies of, or unilaterally prevent any actions by, the other entity, whether through the ownership of voting securities, by contract, or otherwise (any entity set forth in (a), (b), or (c) other than each of the Debtors and any of the Debtors’ subsidiaries, an “Affiliate”, and Toshiba and such Affiliates collectively, the “Toshiba Entities”) in respect of intercompany loans made by any Toshiba Entity to any of the Debtors or any Debtor’s subsidiaries, (ii) any claims, if any, the Toshiba Entities may have (and that Toshiba has sole authority to control) against any of the Debtors or any of the Debtors’ subsidiaries arising from draws by any of the Owners under any letters of credit (the rights and claims set forth in subsections (i) and (ii) collectively, the “Toshiba Claims”), and (iii) Toshiba’s 90% equity interest in Debtor Toshiba Nuclear Energy Holdings (UK) Limited (“TNEH” and such equity interest, the “TNEH Interest”);
G.    Based on the Nishida Declaration:
(i)    Toshiba owns the TNEH Interest free and clear of liens, and the assets held by TNEH (and wholly-owned subsidiaries thereof) together with the assets of the Debtors (and wholly-owned subsidiaries thereof), constitute all of the rights, properties and assets owned, used or held for use by Toshiba and its Affiliates in the Core Businesses described in the Declaration of Lisa J. Donohue filed on the petition date [Docket No. 4];
(ii)    Aside from the TNEH Interest and the equity interest of National Atomic Company Kazatomprom JSC in TNEH, there are no other shares, capital stock,

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equity interests or other securities of TNEH issued and outstanding; and the TNEH Interest represents at least 90% of the shares of TNEH and is held of record and beneficially by Toshiba;
(iii)    There are no subscriptions, options, “phantom” stock rights, stock appreciation rights, warrants or other legally binding rights, agreements or commitments entitling any person to acquire or otherwise receive from TNEH any shares, capital stock, equity interests and other securities of TNEH;
(iv)    Toshiba, Toshiba Nuclear Energy Holdings (US) Inc., an Affiliate of Toshiba, and TSB Nuclear Energy USA Group Inc., an Affiliate of Toshiba, collectively own, and, subject to any sale, transfer or encumbrance permitted by paragraph 8 of this Order, will own, all Toshiba Claims (and all interests in the Toshiba Claims) free and clear of liens; and
(v)    Since the date the Debtors filed for relief under chapter 11 of the Bankruptcy Code, no Toshiba Entity has transferred, assigned or encumbered any claims against the Debtors (or any interest in such claims).
A.After due deliberation, the Court has determined that good and adequate cause exists for approval of this Order;
NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
1. Subject to further Order of the Court solely to establish procedures to implement this paragraph and without limiting the terms hereof, any and all Distributions (as defined below) made in these cases on account of the Toshiba Claims or the TNEH Interest shall be made directly to designated representatives of the Vogtle Owners and the VC Summer Owners, and not to any of the Toshiba Entities listed or described on Exhibit A hereto, any subsequent transferee of the Toshiba Claims or the TNEH Interest, any successor or assign of any Toshiba Entity listed or described on Exhibit A hereto, or any person or entity claiming through or on behalf of a Toshiba Entity listed or described on Exhibit A hereto (each such entity, a “Transferee”) until Toshiba’s obligations under each of the Settlements are fully satisfied in accordance with their terms (the “Settlement Completion Date”); provided, however, that no Distribution shall be made to any Toshiba Entity that is not listed or described on Exhibit A

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hereto (each, a “Non-Consenting Toshiba Entity”), until the date that is 30 days after the Debtors have provided each of Toshiba, the Vogtle Owners and the VC Summer Owners with prior written notice of such Distribution (the “Distribution Notice”), indicating in the Distribution Notice the identity of any Non-Consenting Toshiba Entity entitled to such Distribution; provided further, however, that, in the event that prior to such date any of the Vogtle Owners or VC Summer Owners file a motion requesting that the Court order Toshiba to cause each such Non- Consenting Toshiba Entity to file with the Court a written notice confirming such Non- Consenting Toshiba Entity’s consent to be bound by the provisions of this Order as if listed on Exhibit A hereto on the date hereof, no such Distribution shall be made to any Non-Consenting Toshiba Entity until the date that is 14 days after the date the Court enters an order adjudicating such motion filed by the Vogtle Owners or VC Summer Owners on the merits. Following the occurrence of a Settlement Completion Date, the parties to the applicable Settlement shall provide notice to the Debtors or a designated representative of the Debtors.
2.    In accordance with the terms, conditions and limitations in the Settlements, Toshiba shall receive a dollar for dollar credit against its obligations to the Owners under each Settlement for any Distributions made to such Owners on account of the Toshiba Claims or the TNEH Interest.
3.    All Distributions on account of the Toshiba Claims and the TNEH Interest made to the Owners shall be free and clear of any and all rights, claims liens or other interests of the Toshiba Entities listed or described on Exhibit A hereto or the Transferees, and this Order shall be binding on any Transferees; for the avoidance of doubt, nothing in this paragraph 3 shall affect any rights, claims or interests of the DIP Lenders under the Debtors’ postpetition financing facility and the final order approving same [Docket No. 565].

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4.    As used herein, “Distribution” means any payment or distribution from or through any of the Debtors, whether in the form of cash, securities or other consideration, whether in the ordinary course, pursuant to a plan of reorganization or liquidation (a “Plan”), as proceeds of a sale, by an order of the Court or otherwise, it being recognized that the amount of any such payment or distribution may have been reduced as a result of setoff or claims, counterclaims, defenses, causes of action or any other rights the Debtors may hold or otherwise be able to assert with respect to any Plan, proof of claim or interest, or any other matters, against the party receiving the payment or distribution. Any reinstatement of an equity interest under a Plan shall be deemed a Distribution and such reinstated interest prior to the Settlement Completion Date shall be deemed reissued to respective designated representatives on behalf of the Vogtle Owners and the VC Summer Owners.
5.    In the event that, notwithstanding the foregoing, the Toshiba Entities listed or described on Exhibit A hereto or any Transferee receives a Distribution on account of the Toshiba Claims or the TNEH Interest, such Distribution shall be segregated and deemed held in trust by the applicable Toshiba Entity listed or described on Exhibit A hereto for the Owners that are parties to a Settlement, and promptly paid to such Owners as mandated by this Order.
6.    In the event that any of the Toshiba Entities listed or described on Exhibit A hereto fails to file a proof of claim in respect of any of the Toshiba Claims, the Owners that are parties to a Settlement shall have the right to file a proof of claim in respect of such Toshiba Claims, and Toshiba shall provide such Owners with any information the Owners reasonably require to prepare such proof of claim within 30 days after a written request for such information by the Owners, provided, however, that nothing in this paragraph 6 shall constitute an exception from or otherwise vary any deadlines set forth in any bar date order entered by the Court.

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7.    Until the Settlement Completion Date, the Owners that are parties to a Settlement shall have the right to vote, and participate in and defend against any objection or other request for relief filed in respect of, the Toshiba Claims, subject to any applicable deadlines pursuant to the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, the Order Pursuant to 11 U.S.C. § 1059(a) and Fed. R. Bankr. P. 1015(c), 2002(m), and 9007 Implementing Certain Notice and Case Management Procedures [Docket No. 101], or any other applicable order of this Court.
8.    Toshiba will not sell, transfer or encumber, or permit any Toshiba Entity listed or described on Exhibit A hereto (each, a “Consenting Toshiba Entity”) to sell, transfer or encumber, any of the Toshiba Claims (other than any sale or transfer to any other Consenting Toshiba Entity) until a Settlement Completion Date has occurred with respect to both of the Settlements. The Consenting Toshiba Entities shall not consummate any sale or transfer of any of the Toshiba Claims to any other Toshiba Entity (other than any sale or transfer to any other Consenting Toshiba Entity) unless and until the Toshiba Entity which is the intended transferee or recipient of such transferred Toshiba Claim confirms, by written notice filed with the Court, its consent to be bound by the provisions of this Order as if named on Exhibit A hereto as of the date hereof and thereby becomes a Consenting Toshiba Entity hereunder. Toshiba will not sell, transfer or encumber the TNEH Interest until after a sale of all or substantially all of the assets of the Debtors, including all or substantially all of the assets of TNEH.
9.    None of the Toshiba Entities listed or described on Exhibit A shall file a motion seeking to dismiss or convert any of the Debtors’ (including TNEH’s) chapter 11 cases without the written consent of the Owners that are parties to a Settlement. For the avoidance of

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doubt, nothing in this paragraph shall impede, interfere with, or otherwise impair any action or determination by the Debtors with respect to any such dismissal or conversion.
10.    Nothing herein shall be deemed to limit or otherwise modify any of the terms of the Vogtle Settlement, which shall remain in full force and effect, or any VC Summer Settlement.
11.    The Debtors are hereby authorized and directed to take all actions necessary or appropriate to comply with the terms of this Order.
12.    Nothing herein shall limit or otherwise modify the rights of any Owner to file or pursue any claims against any of the Debtors or any of their respective subsidiaries.
13.    Nothing herein shall affect the Debtors’ claims, counterclaims, defenses, causes of action or any other rights the Debtors may hold or otherwise be able to assert with respect to any Plan, proof of claim or interest, or any other matters, against the Parties to this Order.
14.    Nothing contained in this Order shall be deemed an admission as to the validity of any claim against the Debtors, including, without limitation, any claim of any of the Owners or Toshiba against any of the Debtors.
15.    The terms and conditions of this Order shall be immediately effective and enforceable upon its entry.
16.    The Court shall retain jurisdiction with respect to all matters arising from or related to the implementation, enforcement or interpretation of this Order.

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17.    In the event of any sale or other disposition of any assets of a Debtor or any subsidiary of such Debtor, this Court shall have exclusive jurisdiction over and adjudicate any dispute regarding the allocation of the sale proceeds among the assets sold.

Dated: July 20, 2017 New York, New York	s/Michael E. Wiles THE HONORABLE MICHAEL E. WILES UNITED STATES BANKRUPTCY JUDGE

ACCEPTED AND AGREED BY:

DEBTORS WESTINGHOUSE ELECTRIC COMPANY, LLC, et al. (other than TNEH)
By:    /s/ Gary Holtzer
Their: Attorney of record

DEBTOR TOSHIBA NUCLEAR ENERGY HOLDINGS (UK) LIMITED
By:    /s/ Kyle Ortiz
Its:    Attorney of record

TOSHIBA CORPORATION, TOSHIBA NUCLEAR ENERGY HOLDINGS (US) INC.
By:    /s/ Van C. Durrer, II
Its:    Attorney of record

GEORGIA POWER COMPANY
By:    /s/ Gregory M. Gordon
Its:    Attorney of record

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OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:    /s/ Gregory M. Gordon
Its:    Attorney of record

MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA
By:    /s/ Gregory M. Gordon
Its:    Attorney of record

THE CITY OF DALTON, GEORGIA
By:    /s/ Gregory M. Gordon
Its:    Attorney of record

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Exhibit A
Toshiba Corporation
Toshiba Nuclear Energy Holdings (US) Inc.
Each of the other Toshiba Entities (as defined in this Order) that subsequently files a notice in the above-captioned chapter 11 cases confirming such Toshiba Entity’s consent to be bound by the provisions in this Order.

EXHIBIT D
Arbitration
(a)    Arbitration Rules and Administering Body. Either Party may submit the dispute to the International Chamber of Commerce (the "Administrators") for arbitration under and in accordance with the Rules of Arbitration of the International Chamber of Commerce as in force at the time such arbitration is commenced (the "Rules"), for final and binding resolution, provided, however, that to the extent the Rules conflict with the provisions of this Exhibit D, the provisions of this Exhibit D shall prevail. The Party electing arbitration shall so notify the other Party in accordance with the Rules.
(b)    Appointment of Arbitrator. The dispute shall be settled by a panel consisting of a three arbitrators. The Parties agree that one arbitrator shall be appointed by each party within twenty (20) days of the date of a request to initiate arbitration. The third presiding arbitrator shall be appointed by agreement of the two Party-appointed arbitrators within fourteen (14) days of the appointment of the second arbitrator or, if no such agreement can be reached, by the Administrator.
(c)    Location. The site of the arbitration shall be New York City. Each Party waives any objection it may now or hereafter have to the above venue and specifically waives any objection that any dispute resolved under this Exhibit D was brought in any inconvenient forum and agrees not to plead or claim the same.
(d)    Monetary Awards. Any monetary award of the arbitration panel shall be made and payable in U.S. Dollars. Any such monetary award shall accrue interest at the maximum rate allowed under the law of which governs this Agreement, from the date of the notification of the dispute in accordance with Exhibit D to the date when the award is paid in full.
(e)    Arbitration Costs. Each Party shall pay for its own costs and expenses (including attorneys' fees and expenses) incurred in order to participate in the arbitration; provided, however, that the Parties shall share equally the fees and expenses of the arbitration panel and any other general hearing expenses from which both Parties benefit.
(f)    Description of Award. The arbitral award rendered by the arbitration panel shall be in writing and shall set forth in reasonable detail the facts of the dispute and the reasons for the arbitration panel's decision.
(g)    International Arbitration. It is the Parties' intention that any arbitration pursuant to this Exhibit D shall be an "international arbitration," conducted under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York, 10 June 1958) (the "New York Convention"). If at any time the United States or Japan ceases to be a signatory to the New York Convention, the Parties agree to execute an amendment to this Agreement which shall ensure, to the fullest extent allowed by law, that the provisions and intent of the New York Convention applicable to this Exhibit D are thereby incorporated into this Exhibit D and become binding upon the Parties.

SCHEDULE 1.1(a)
Pro Rata Shares

SCE&G	55%
Santee Cooper	45%

SCHEDULE 1.1(b)
WEC Debtors

Westinghouse Electric Company LLC
Toshiba Nuclear Energy Holdings (UK) Limited
TSB Nuclear Energy Services Inc.
Westinghouse Technology Licensing Company LLC
Westinghouse International Technology LLC
Fauske and Associates LLC
PaR Nuclear Holding Co., Inc.
PaR Nuclear, Inc.
WEC Welding and Machining, LLC
WEC Equipment & Machining Solutions, LLC
CE Nuclear Power International, Inc.
WEC Engineering Services Inc.
Westinghouse Energy Systems LLC
Westinghouse Industry Products International Company LLC
WEC Carolina Energy Solutions, LLC
WEC Carolina Energy Solutions, Inc.
PCI Energy Services LLC
WEC Specialty LLC
WECTEC LLC
WECTEC Staffing Services LLC
WECTEC Global Project Services Inc.
Field Services, LLC
Stone & Webster International, Inc.
Stone & Webster Services LLC
Stone & Webster Asia Inc
Nuclear Technology Solutions LLC
Shaw Global Services, LLC
Shaw Nuclear Services, Inc.
Stone & Webster Construction Inc.
WECTEC Contractors Inc.

SCHEDULE 2.2
Payment Schedule

Payment Date If any below date is a bank holiday in the United States or Japan, the next business day shall be the payment date for such payment.	Monthly Payment Amounts (in millions)
October 1, 2017	$150.00
November 1, 2017	32.50
December 1, 2017	32.50
January 1, 2018	32.50
February 1, 2018	32.50
March 1, 2018	32.50
April 1, 2018	23.50
May 1, 2018	23.50
June 1, 2018	23.50
July 1, 2018	23.50
August 1, 2018	23.50
September 1, 2018	23.50
October 1, 2018	23.50
November 1, 2018	23.50
December 1, 2018	23.50
January 1, 2019	23.50
February 1, 2019	23.50
March 1, 2019	37.50
April 1, 2019	37.50
May 1, 2019	37.50
June 1, 2019	37.50
July 1, 2019	37.50
August 1, 2019	37.50
September 1, 2019	37.50
October 1, 2019	37.50
November 1, 2019	37.50
December 1, 2019	37.50
January 1, 2020	37.50
February 1, 2020	37.50
March 1, 2020	37.50
April 1, 2020	37.50
May 1, 2020	37.50
June 1, 2020	37.50
July 1, 2020	37.50
August 1, 2020	37.50
September 1, 2020	37.50
October 1, 2020	37.50
November 1, 2020	37.50
December 1, 2020	37.50
January 1, 2021	37.50
February 1, 2021	37.50
March 1, 2021	37.50
April 1, 2021	37.50
May 1, 2021	37.50

June 1, 2021	37.50
July 1, 2021	37.50
August 1, 2021	37.50
September 1, 2021	37.50
October 1, 2021	37.50
November 1, 2021	37.50
December 1, 2021	37.50
January 1, 2022	37.50
February 1, 2022	37.50
March 1, 2022	37.50
April 1, 2022	37.50
May 1, 2022	37.50
June 1, 2022	37.50
July 1, 2022	37.50
August 1, 2022	37.50
September 1, 2022	22.0

SCHEDULE 4.1(b)
Toshiba Corporate Reorganization Transaction

Business Line	Type of Transaction
Energy Systems & Solutions Company: Power and Industrial Systems Research and Development Center
Potential transfer of the Power and Industrial Systems Research and Development Center to new subsidiary entity which succeeds to the ESS business, or inclusion of the Power and Industrial Systems Research and Development Center in the split transaction

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April 24, 2017
Toshiba Corporation

Toshiba to Reinforce Organizational Management

TOKYO– Toshiba Corporation (TOKYO: 6502) ("the Company") today announced that it has decided to split off its four in-house companies into wholly-owned subsidiaries. After the company splits, Toshiba Group ("the Group") will further enhance collaboration between the split-off companies ("New Company"), and, at the same time, aim to maximize the value of each business. In addition, it will establish an optimized structure for ensuring business continuity in respect of maintaining special construction business licenses required to do business in Japan.

After executing the splits, Toshiba Corporate will further concentrate on maximizing the Group's value and strengthening its governance system.

1. About the business entities

The company splits will allow the New Companies, as independent business entities, to clarify their responsibilities to the market and customers, which will ultimately support maximization of their business value. Additionally, the New Companies will aim to refine governance and risk management structures so as to match their diverse business environments, and will directly secure the services of external auditors.

The company splits will be effected as follows, on July 1st and after.

(1) As of July 1, 2017

A) Infrastructure System & Solutions Company

The Company will split off its in-house company, Infrastructure System & Solutions Company, and merge it into Toshiba Electric Service Corporation, which is responsible for part of the installation work, electrical construction, maintenance and inspection services in the social infrastructure business and holds special construction business licenses. As the succeeding company holds special construction business licenses, this will realize a continuous and smooth business transaction. The New Company also aims to realize continuous growth for the social infrastructure business by positioning it to continue to promote a spiral lifecycle business offering products, systems and services that improve customer value, which will ultimately lead to maximization of its business value.

B) Storage & Electronic Devices Solutions Company

The Company will split off its in-house Company, Storage & Electronic Devices Solutions Company and transfer it to a newly established company. The Company established Toshiba Memory Corporation on April 1 for the memory business. With this company split, the Company aims to realize continuous growth and maximization of its other electronic devices business, including discrete semiconductors, system LSIs, HDDs and related products, by providing products and services that maximize customer value.

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C) Industrial ICT Solutions Company

The Company will split off its in-house company, Industrial ICT Solutions Company, and merge it into Toshiba Solutions Corporation, which is responsible for construction work related to the ICT solutions business and holds special construction business licenses. This will allow continuity of business operations that require such licenses. As the succeeding company holds special construction business licenses, this will maintain continuity in business areas that requires such licenses. The merger will also allow establishment of a business structure that unifies development, manufacturing and sales of ICT solutions that utilize IoT and AI, increase the scale of solutions businesses for manufacturing, industry, social infrastructure, distribution and finance, government and municipalities, and support further business growth. The New Company will also realize timely responses to digital transformation, aim to expand its business through its "SPINEX" IoT architecture, as an innovator that creates and provides valuable services, and contribute to maximizing the corporate value of the Group.

(2) As of October 1, 2017

D) Energy Systems & Solutions Company

The Company will split off its in-house company, Energy Systems & Solutions Company, and the Nuclear Energy Systems & Solutions Division, and transfer them to a newly established company. The New Company will obtain special construction business licenses, in order to maintain business continuity in respect of its ability to engage in businesses that requires such licenses. By this, it will realize a continuous and smooth business transaction. The New Company also aims to realize further growth for the energy business by offering products, systems and services that improve customer value in next generation energy sources.

2. About the corporate function

The Company will continue to strengthen the Group's internal controls, as announced in the March 14th announcement, "Measures to Rebuild Toshiba," by further promoting collaboration between Toshiba Corporate, which will dedicate itself to enhancing corporate functions, and the Group's affiliated business entities. While details are still to be determined, Toshiba Corporate will focus on maximizing corporate value and strengthening governance of the Group as a whole, and advance the Group's business strategic planning, including flexible reorganization on the business portfolio, resource allocation and enhanced risk management.

Today's decision follows the "Strengthening Toshiba Group's Organizational Management," as disclosed in "Measures to Rebuild Toshiba," announced on March 14th, 2017. On the same date, the Company also announced its intentions in respect of "Eliminating Risk Related to the Overseas Power Business," which has been realized by the commencement of Chapter 11 proceedings that eliminate Westinghouse from FY2016 consolidated earnings results, as was announced on March 29th.

Toward "Swiftly Recovering and Strengthening the Financial Base," the Company established Toshiba Memory Corporation on April 1st, to secure management resources

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for the continued growth of Memory business, and to further enhance the Group's financial bases by considering transfers of shares in the new company to a third-party, up to majority.

Toshiba Group will further continue upmost effort to recover the trust of shareholders and investors and all other stakeholders.

Reference: The structure of Toshiba Group before and after the Company Splits

■ Current organization
Toshiba Corporation
Corporate
Energy Systems & Solutions Company
Nuclear Energy Systems & Solutions Division
Infrastructure Systems & Solutions Company
Storage & Electronic Devices Solutions Company
Industrial ICT Solutions Company
■ After the company split
Toshiba Corporation
Energy Systems & Solutions Business Entity
Infrastructure Systems & Solutions Business Entity
Storage & Electronic Devices Solutions Business Entity
Industrial ICT Solutions Business Entity

For further details on each company, please see the supplementary materials appended to this release.

###

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Supplementary materials

I. Infrastructure Systems & Solutions Company ("ISS")

1. Purpose of the company split of ISS

   The Company positions the social infrastructure business as a focus business domain. By splitting and transferring ISS to Toshiba Electric Service Corporation ("TDS") by means of a company split ("Company Split #1"), it aims to allow the business to establish a management structure capable of optimal and rapid decision-making in a changing business environment, and to deploy an enhanced governance structure. The Company also aims to realize continuous growth for the social infrastructure business by positioning it to continue to promote a spiral lifecycle business offering products, systems and services that improve customer value, which will ultimately lead to maximization of the corporate value of the Group.

   In addition, TDS, the succeeding company, holds special construction business licenses, essential for the social infrastructure business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #1

(1) Schedule

Date of decision on details of Company Split #1	Late May 2017(planned)
Effective date of Company Split #1	July 1, 2017 (planned)

Notes: Company Split #1 falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

(2) Method of Company Split #1

The absorption-type company split method will be used, in which the Company is the splitting company and TDS is the succeeding company.

(3) Allotment related to Company Split #1

It is not decided at this point.

(4) Treatment of share options and bonds with share options associated with Company Split #1

The Company has not issued any share options or bonds with share options.

(5) Change in the stated capital associated with Company Split #1

Company Split #1 will neither increase nor decrease the amount of the stated capital of the Company.

(6) Rights and obligations to be transferred to the succeeding company

TDS will succeed to the assets, rights, obligations, and contractual status, etc., that belong to

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the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

(7) Outlook of performance of obligations

It is understood that TDS will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #1.

3. Overview of companies associated with Company Split #1

	Splitting company	Succeeding company
(1) Name	Toshiba Corporation	Toshiba Electric Service Corporation
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	24-1 Nishi-Shinjuku 6-chome, Shinjuku-ku, Tokyo
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Keiichi Yamato, President & CEO
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Maintenance, inspection and repair of electrical equipment, information / communications equipment, machinery equipment and related systems Test run adjustment Construction work, operation and maintenance management
(5) Capital Stock	200,000 million yen	100 million yen
(6) Establishment	June 25, 1904	May 11, 1987
(7) No. of Outstanding Shares	4,237,602,026 shares	1,600 shares
(8) Fiscal Term	March 31	March 31
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	1,234
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Sumitomo Mitsui Banking Corporation The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(11) Major Shareholders and Shareholding	JP Morgan Chase Bank 380055 (standing proxy:	Toshiba Corporation 100%

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Ratio	Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90% Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	3,599 million yen
Total Assets	5,433,341 million yen (consolidated)	17,986 million yen
Shareholder's Equity per Share	77.67 yen (consolidated)	2,249,732.02 yen
Net Sales	5,668,688 million yen (consolidated)	38,436 million yen
Operating Income	-708,738 million yen (consolidated)	4,672 million yen
Recurring Profit	---	4,670 million yen
Net Income (Loss)	-460, 013 million yen (consolidated)	3,332 million yen
Net Income (Loss) per Share	-108.64 yen (consolidated)	2,082,854.62 yen

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split
   (1) Business of the in-house company to be split
   Development, manufacture and sales social infrastructure business products, systems and services. ("Transferred Business")

   (2) Business performance of the in-house company to be split

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①Fiscal Year 2015

Consolidated sales: 1,354.6 billion yen

Consolidated operating income: -7.4 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 838.5 billion yen

Consolidated operating income: 21.5 billion yen

(3) Items and amount of assets and liabilities to be split

It is not decided at this point, as the assets and liabilities are under review.

5. Overview of splitting company after Company Split #1

There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the succeeding company after Company Split #1

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales social infrastructure business products, systems and services. (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook

As TDS is a wholly-owned subsidiary of the Company, Company Split #1 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

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II. Storage & Electronic Devices Solutions Company ("SDS")

1. Purpose of the company split of SDS

   The Company positions the electronic devices business as a focus business domain. By splitting SDS ("Company Split #2"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making, and to deploy an enhanced governance structure. The Company also aims to realize continuous growth for the electronic devices business by positioning it to offer products that improve customer value, which will ultimately maximize the corporate value of the Group.

   Company Split #2 will be implemented by an absorption-type company split in which the Company will become the splitting company and a newly established wholly owned subsidiary will become the succeeding company ("New Company").

2. Overview of Company Split #2

(1) Schedule

Date of decision on details of Company Split #2	Late May 2017 (planned)
Effective date of Company Split #2	July 1, 2017 (planned)

Notes: Company Split #2 falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

(2) Method of Company Split #2

The absorption-type company split method will be used, in which the Company is the splitting company and the New Company is the succeeding company.

(3) Allotment related to Company Split #2

It is not decided at this point.

(4) Treatment of share options and bonds with share options associated with Company Split #2

The Company has not issued any share options or bonds with share options.

(5) Change in the stated capital associated with Company Split #2

Company Split #2 will neither increase nor decrease the amount of capital stock of the Company.

(6) Rights and obligations to be transferred to the New Company

The New Company will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

(7) Outlook of performance of obligations

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It is understood that the New Company will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #2.

3. Overview of companies associated with Company Split #2

	Splitting company	New Company
(1) Name	Toshiba Corporation	Undecided
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	Undecided
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Undecided
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products Business related to the above (planned)
(5) Capital Stock	200,000 million yen	Undecided
(6) Establishment	June 25, 1904	Undecided
(7) No. of Outstanding Shares	4,237,602,026 shares	Undecided
(8) Fiscal Term	March 31	Undecided
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	Undecided
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Undecided
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90%	Toshiba Corporation 100%

9

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	Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	---
Total Assets	5,433,341 million yen (consolidated)	---
Shareholder's Equity per Share	77.67 yen (consolidated)	---
Net Sales	5,668,688 million yen (consolidated)	---
Operating Income	-708,738 million yen (consolidated)	---
Recurring Profit	---	---
Net Income (Loss)	-460, 013 million yen (consolidated)	---
Net Income (Loss) per Share	-108.64 yen (consolidated)	---

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products.
Business related to the above
("Transferred Business")

(2) Business performance of the in-house company to be split

①Fiscal Year 2015

Consolidated sales: 1,575.9 billion yen
Consolidated operating income: -100.0 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 1,242.3 billion yen
Consolidated operating income: 154.6 billion yen

10

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Note: Figures above include the performance of the memory business (currently Toshiba Memory Corporation). However, the Company will not succeed the shares in Toshiba Memory Corporation.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #2
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the New Company after Company Split #2

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products. Business related to the above (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook
As the New Company will be a wholly-owned subsidiary of the Company, Company Split #2 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

11

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III. Industrial ICT Solutions Company ("INS")

1. Purpose of the company split of INS

   The Company positions the ICT solutions business as a focus business domain. By splitting and transferring INS to Toshiba Solutions Corporation ("TSOL") by means of a company split ("Company Split #3"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making in a fast changing ICT market, and to deploy an enhanced governance structure. The Company also aims to realize further growth for the business and an improved industry presence in order to become an innovator that responds to the market's digital transformation in a timely manner, and that creates and provides valuable services. Furthermore, it will contribute to maximization of the corporate value of the Group by utilizing the ICT technology.

   In addition, TSOL, the succeeding company, holds a special construction business licenses, essential for the ICT solutions business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #3

   (1) Schedule

Date of decision on details of Company Split #3	Late May 2017 (planned)
Effective date of Company Split #3	July 1, 2017 (planned)

   Notes: Company Split #3 falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

   (2) Method of Company Split #3

   The absorption-type company split method will be used, in which the Company is the splitting company and TSOL is the succeeding company.

   (3) Allotment related to Company Split #3

   It is not decided at this point.

   (4) Treatment of share options and bonds with share options associated with Company Split #3

   The Company has not issued any share options or bonds with share options.

   (5) Change in the stated capital associated with Company Split #3

   Company Split #3 will neither increase nor decrease the amount of the stated capital of the Company.

   (6) Rights and obligations to be transferred to the succeeding company

   TSOL will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

12

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(7) Outlook of performance of obligations

It is understood that TSOL will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #3.

3. Overview of companies associated with Company Split #3

	Splitting company	Succeeding company
(1) Name	Toshiba Corporation	Toshiba Solutions Corporation
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	72-34, Horikawa-cho, Saiwai-ku, Kawasaki-shi, Kanagawa
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Hironobu Nishikori, President & CEO
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	System Integration, Development, manufacture and sales of ICT solutions that utilize IoT and AI
(5) Capital Stock	200,000 million yen	23,500 million yen
(6) Establishment	June 25, 1904	October 1, 2003
(7) No. of Outstanding Shares	4,237,602,026 shares	203,570 shares
(8) Fiscal Term	March 31	March 31
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	3,172
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Sumitomo Mitsui Banking Corporation The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90%	Toshiba Corporation 100%

13

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	Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	38,231 million yen
Total Assets	5,433,341 million yen (consolidated)	103,244 million yen
Shareholder's Equity per Share	77.67 yen (consolidated)	172,099 yen
Net Sales	5,668,688 million yen (consolidated)	118,745 million yen
Operating Income	-708,738 million yen (consolidated)	6,910 million yen
Recurring Profit	---	8,993 million yen
Net Income (Loss)	-460, 013 million yen (consolidated)	-1,713 million yen
Net Income (Loss) per Share	-108.64 yen (consolidated)	-8,416 yen

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split
   (1) Business of the in-house company to be split
   Development, manufacture and sales of ICT solutions business products, systems and services. ("Transferred Business")

   (2) Business performance of the in-house company to be split
   ① Fiscal Year 2015
   Consolidated sales: 256.8 billion yen
   Consolidated operating income: 8.7 billion yen

   ②Fiscal Year 2016 Third Quarter (first nine months cumulative)
   Consolidated sales: 161.8 billion yen
   Consolidated operating income: 8.0 billion yen

14

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Note: Figures above include the performance of INS's Information Systems Division and the R&D group reporting to corporate in the Software & AI Technology Center.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #3
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the succeeding company after Company Split #3

Name	Not yet decided
Address	72-34, Horikawa-cho, Saiwai-ku, Kawasaki-shi, Kanagawa
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of ICT solutions business products, systems and services. (planned)
Capital Stock	Not yet decided
Fiscal Term	March 31

7. Future Outlook
As TSOL is a wholly-owned subsidiary of the Company, Company Split #3 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

15

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IV. Energy Systems & Solutions Company and Nuclear Energy Systems & Solutions Division (collectively "ESS")

1. Purpose of the company split of ESS

The Company positions the energy business as a focus business domain. By splitting ESS ("Company Split #4"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making in a changing business environment, and to deploy an enhanced governance structure. The Company also aims to realize further growth for the energy business by positioning it to offer products, systems and services that improve customer value in next generation energy sources, which will ultimately maximize the corporate value of the Group.

Company Split #4 will be implemented by an absorption-type company split in which the Company will become the splitting company and a newly established wholly owned subsidiary will become the succeeding company ("New Company"). The New Company will obtain a special construction business licenses, essential for the energy business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #4

(1) Schedule

Date of decision on details of Company Split #4	Late May 2017 (planned)
General meeting of shareholders for approval of Company Split #4	Late June 2017 (planned)
Effective date of Company Split #4	October 1, 2017 (planned)

(2) Method of Company Split #4

The absorption-type company split method will be used, in which the Company is the splitting company and the New Company is the succeeding company.

(3) Allotment related to Company Split #4

It is not decided at this point.

(4) Treatment of share options and bonds with share options associated with Company Split #4

The Company has not issued any share options or bonds with share options.

(5) Change in the stated capital associated with Company Split #4

Company Split #4 will neither increase nor decrease the amount of the stated capital of the Company.

(6) Rights and obligations to be transferred to the New Company

The New Company will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

16

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(7) Outlook of performance of obligations

It is understood that the New Company will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #4.

3. Overview of companies associated with Company Split #4

	Splitting company	New Company
(1) Name	Toshiba Corporation	Undecided
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	Undecided
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Undecided
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Development, manufacture and sales of energy business products, systems and services (planned)
(5) Capital Stock	200,000 million yen	Undecided
(6) Establishment	June 25, 1904	Undecided
(7) No. of Outstanding Shares	4,237,602,026 shares	Undecided
(8) Fiscal Term	March 31	Undecided
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	Undecided
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Undecided
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90% Toshiba Employees	Toshiba Corporation 100%

17

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	Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	---
Total Assets	5,433,341 million yen (consolidated)	---
Shareholder's Equity per Share	77.67 yen (consolidated)	---
Net Sales	5,668,688 million yen (consolidated)	---
Operating Income	-708,738 million yen (consolidated)	---
Recurring Profit	---	---
Net Income (Loss)	-460, 013 million yen (consolidated)	---
Net Income (Loss) per Share	-108.64 yen (consolidated)	---

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales of energy business products, systems and services. ("Transferred Business")

(2) Business performance of the in-house company to be split

① Fiscal Year 2015

Consolidated sales: 1,584.2 billion yen
Consolidated operating income: -346.3 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 1,085.7 billion yen
Consolidated operating income: -759.8 billion yen

18

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Notes:

1. Figures above include the performance of the Power and Industrial Systems Research and Development Center, Landis+Gyr AG and Westinghouse Electric Company. However, the New Company will not succeed the shares in Landis+Gyr AG and Westinghouse Electric Company.
2. Consolidated sales were 1,085.7 billion yen due to inclusion of WECTEC in the consolidation and a substantial loss of -716.6 billion yen was recorded in consolidated operating loss due to a loss on impairment of goodwill in Nuclear Power Systems.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #4
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the New Company after Company Split #4

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of energy business products, systems and services (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook
As the New Company will be a wholly-owned subsidiary of the Company, Company Split #4 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

# # #

19

SCHEDULE 7.5
Specified Affiliates
Each of the following entities shall be deemed to be on Schedule 7.5 for purposes of Section 7.5(c) and Section 7.5(d) of the Settlement Agreement. Each of the following entities shall be deemed to be on Schedule 7.5 for purposes of Section 7.5(e) to the extent such entity has performed any activities connected in any way with the EPC Agreement and are also either performing Work as defined in the EPC Agreement or are Subcontractors or Vendors as defined in the EPC Agreement; provided that Owners will use commercially reasonable efforts to extend such coverage to entities on Schedule 7.5 that are not performing Work.

1.	Toshiba Corporation

2.	Toshiba America, Inc.

3.	Toshiba Nuclear Energy Holdings (US) Inc.

4.	Toshiba America Nuclear Energy Corporation

5.	Toshiba America Energy Systems Corporation

6.	Toshiba International Corporation

7.	Toshiba of Europe Limited

8.	Toshiba International (Europe) Ltd.

9.	Toshiba Plant Systems & Services Corporation

10.	TPSC US Corporation

11.	Toshiba Technical Services International Corporation

12.	Toshiba Electric Service Corporation

13.	Toshiba Electronic Devices & Storage Corporation

14.	Toshiba Solutions Corporation

15.	Toshiba Energy Systems & Solutions Corporation

Exhibit B-1

DISCLOSURE SCHEDULE

CASE NAME	C/A Number	DATE
Foreclosure Actions
SCE&G v. Structural Preservation Systems, et al.	2017-CP-20-117 (Fairfield Cty.)	4/27/2017
Baker Concrete Construction, Inc. v. SCE&G	2017-CP-20-151 (Fairfield Cty.)	5/22/2017
Structural Preservation Systems, LLC v. SCE&G and SC Public Service Authority and Baker Concrete Construction, Inc.	2017-CP-20-190 (Fairfield Cty.)	6/20/2017
Specialty Maintenance & Construction v. SCE&G	2017-CP-20-233 (Fairfield Cty.)	7/25/2017
Tindall Corporation v. SCE&G, SC Public Service Authority, et al.	2017-CP-20-269 (Fairfield Cty.)	8/10/2017
Bagwell Fence Co, Inc. v. SCE&G	2017-CP-20-272 (Fairfield Cty.)	8/16/2017
Electrical Equipment Company v. SCE&G, SC Public Service Authority, et al.	2017-CP-20-273 (Fairfield Cty.)	8/16/2017
DuBose National Energy Services, Inc. v. SCE&G	2017-CP-20-274 (Fairfield Cty.)	8/16/2017
Bridgewell Resources, Inc. v. SCE&G and SC Public Service Authority	2017-CP-10-278 (Fairfield Cty.)	8/17/2017
United Rentals (North America) v. SCE&G	2017-CP-20-00284 (Fairfield Cty.)	8/18/2017

CASE NAME	C/A Number	DATE
Fluor Enterprises, Inc. v. SCE&G and SC Public Service Authority, et al.	2017-CP-20-288 (Fairfield Cty.)	8/21/2017
Intertech Security, LLC v. SCE&G	2017-CP-20-00308 (Fairfield Cty.)	9/1/2017
S&ME Inc. v. SCE&G	2017-CP-20-313 (Fairfield Cty.)	9/7/2017
General Supply & Services, Inc. v. SCE&G	2017-CP-20-00314 (Fairfield Cty.)	9/8/2017
Cannon Sline, Inc. v. SCE&G and SC Public Service Authority	2017-CP-20-00309 (Fairfield Cty.)	9/1/2017
CB&I Laurens, Inc. and CBI Services, LLC v. SCE&G and SC Public Service Authority	2017-CP-20-00320 (Fairfield Cty.)	9/13/2017
Newport News Industrial Corp. v. SCE&G and SC Public Service Authority	2017-CP-20-323	9/14/2017
May Heavy Equipment, LLC v. SCE&G and SC Public Service Authority	2017-CP-20-328	9/14/2017
Gregory Electric Co., Inc. v. SCE&G and SC Public Service Authority	2017-CP-20-331	9/15/2017
Calvert Company, Inc. v. SCE&G and SC Public Service Authority	2017-CP-20-333	9/15/2017
Airtool Equipment Rental Inc.v. SCE&G and SC Public Service Authority	2017-CP-20-334 (Fairfield Cty.)	9/18/2017
N.W. White & Co. v. SCE&G	2017-CP-20-335 (Fairfield Cty.)	9/18/2017
Sargent & Lundy, LLC v. SCE&G, et al.	2017-CP-20-346	9/21/2017
Garney Companies, Inc. v. SCE&G, et al.	2017-CP-20-347	9/21/2017
Ed Waters and Sons Contracting Co., Inc. v. SCE&G, et al	2017-CP-20-349 (Fairfield Cty.)	9/22/17
HD Supply Construction Supply, Ltd. v. SCE&G, et al.	2017-CP-20-350 (Fairfield Cty.)	9/22/2017
Harris Acquisition III, LLC v. SCE&G	2017-CP-20-359 (Fairfield Cty.)	9/26/2017
SteelFab, Inc. v. SCE&G	2017-CP-20-360 (Fairfield Cty.)	9/26/2017

CASE NAME	C/A Number	DATE
Class Actions/ Individual Law Suits
Pennington v. Fluor Corp., Fluor Enterprises, Inc., and SCANA Corp	0:17-cv-2094 (U.S. Dist. Ct.)	8/8/2017
Hope Brown and Thomas Lott, on behalf of themselves and all others similarly situated, v. SC Public Service Authority (also known as Santee Cooper) and SCANA Corporation,	2017-CP-40-05409 (Richland Cty.)	9/8/2017
Jessica S. Cook v. South Carolina Public Service Authority (also known as Santee Cooper), SCE&G and Palmetto Electric Cooperative, Inc.	2017-CP-25-348 (Hampton Cty.)	9/7/2017
Edwinda Goodman, et al. v. SCANA Corporation and SCE&G	2017-CP-20-300 (Fairfield Cty.)	8/28/2017
Doza Rizen On Wheels, LLC v. SCANA Corp.	2017-CV-2010100547 (Fairfield Cty.)	8/17/2017
Richard Lightsey v. SCE&G	2017-CP-25-335 (Hampton Cty.)	8/14/2017
Crangle v. Marsh, et al.	2017-CP-40-5791 (Richland Cty.)	9/26/2017
Lebrian Cleckley, on behalf of himself and all others similarly situated, v. SCE&G	2017-CP-40-04833 (Richland Cty.)	8/11/2017
Christine Delmater, Stephanie Speicher on behalf of themselves and all other similarly situated	No. 3:17-cv-02563 (U.S. Dist. Ct.)	9/25/17
Friends of the Earth and Sierra Club v. SCE&G	No. 2017-207-E (Public Service Commission)	6/22/2017

CASE NAME	C/A Number	DATE
In re Request of the S.C. Office of Regulatory Staff for Relief to SCE&G Rates Pursuant to S.C. Code § 58-27-290	No. 2017-___-E (Public Service Commission)	9/26/2017

Exhibit B-2

DISCLOSURE SCHEDULE

CASE NAME	C/A Number	DATE
Foreclosure Actions
Specialty Maintenance & Construction, Inc. v. South Carolina Public Service Authority, a/k/a Santee Cooper	2017-CP-20-00298 (Fairfield Cty)	8/28/2017
EvapTech, Inc. v. SCE&G and SC Public Service Authority	2017-CP-20-00332 (Fairfield Cty.)	9/15/2017
Airtool Equipment Rental, Inc. v. SCE&G and South Carolina Public Service Authority	2017-CP-20-00334 (Fairfield, Cty.)	9/18/2017
Border States Industries, Inc. d/b/a Shealy Electrical Wholesalers, Inc. v. SCE&G and South Carolina Public Service Authority	2017-CP-20-00342 (Fairfield Cty.)	9/20/2017

CASE NAME	C/A Number	DATE
Class Actions/Individual Law Suits
Chris Kolbe and Ruth Ann Keffer,
on behalf of themselves and all
others similarly situated
                    v.
South Carolina Public Service
Authority, an agency of the State
of South Carolina; W. Leighton
Lord, III, in his capacity as
chairman and director of the
South Carolina Public Service
Authority; William A. Finn, in his
capacity as director of the South
Carolina Public Service
Authority; Barry Wynn, in his
capacity as director of the South
Carolina Public Service
Authority; Kristofer Clark, in his
capacity as director of the South
Carolina Public Service
Authority; Merrell W. Floyd, in
his capacity as director of the
South Carolina Public Service
Authority; J. Calhoun Land, IV, in
his capacity as director of the
South Carolina Public Service
Authority; Stephen H. Mudge, in
his capacity as director of the
South Carolina Public Service
Authority; Peggy H. Pinnell, in
her capacity as director of the
South Carolina Public Service
Authority; Dan J. Ray, in his
capacity as director of the South
Carolina Public Service
Authority; David F. Singleton, in
his capacity as director of the
South Carolina Public Service
Authority; and Jack F. Wolfe, in
his capacity as director of the
South Carolina Public Service
Authority
	2017-CP-08-02009 (Berkeley Cty)	8/23/2017

EXHIBIT C

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:
Case No. 17-10751 (MEW)
WESTINGHOUSE ELECTRIC
COMPANY, LLC, et al.,		Chapter 11

	Debtors.	Jointly Administered

NOTICE OF TRANSFER OF
CLAIM PURSUANT TO RULE 3001(e)

PLEASE TAKE NOTICE that [●] of or an undivided [ ] ownership interest in the claim set forth below
(the “Transferred Claim”), of [ ] (“Assignor”) filed as an original or amended Proof of Claim against the Debtor(s):

Proof of Claim Amount          Proof of Claim No.
[●] [●]

has been transferred and assigned to Citibank, N.A. (“Assignee”). The signature of Assignor on this document is evidence of the transfer of [●] of or an undivided [ ] ownership interest in the claim and all rights thereto.

Assignor hereby waives any notice or hearing requirements imposed by Rule 3001 of the Bankruptcy
Rules, and stipulates that an order may be entered recognizing this assignment as an unconditional assignment and the Assignee herein as the valid owner of the Transferred Claim. You are hereby requested to make all future payments and distributions, and to give all notices and other communications, in respect of the Transferred Claim to the Assignee.

ASSIGNEE: CITIBANK, N.A. ASSIGNOR: [●]
Address:                         Address:

Signature:                         Signature:
Name:                         Name:
Title:                            Title:
Date:                             Date:

SCHEDULE 1

PURCHASE PRICE TERMS

AGGREGATE PURCHASE PRICE PAID TO OWNERS

Immediately upon settlement of this transaction, payment of the Purchase Price shall be made as follows:

Purchased Amount: $2,018,000,000.00
multiplied by Purchase Rate: 91.5300%
Purchase Price: $1,847,075,400.00

Pro Rata Share:

South Carolina Electric & Gas Company (55%): $1,015,891,470.00
The South Carolina Public Service Authority (45%): $831,183,930.00
Total: $1,847,075,400.00

SCHEDULE 2

WIRE INSTRUCTIONS

SOUTH CAROLINA ELECTRIC & GAS COMPANY WIRE INSTRUCTIONS:

Financial Institution: Wells Fargo Bank, NA
Address: 420 Montgomery Street
San Francisco, CA 94104
Account Name: SCE&G Master Account
Routing Number / ABA: 121000248
Account Number: #############
Bank Contact: #############
SCE&G Contact: #############

SOUTH CAROLINA PUBLIC SERVICE AUTHORITY WIRE INSTRUCTIONS:

Financial Institution: Wells Fargo Bank, N.A.
ABA: 121000248
Credit Account: #############
Tax ID: #############
Santee Cooper Contact: #############
Santee Cooper Fax: #############